UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No. )

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LANDEC CORPORATION

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(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)
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NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON OCTOBER 14, 2005
TO THE SHAREHOLDERS OF LANDEC CORPORATION:
      NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Landec Corporation (the “Company”) will be held on Friday, October 14, 2005, at 3:00 p.m., local time, at the Seaport Conference Center, 451 Seaport Blvd., Redwood City, CA 94063 for the following purposes:

1. To elect four directors to serve for a term expiring at the Annual Meeting of Shareholders held in the second year following the year of their election and until their successors are duly elected and qualified;

2. To approve the Company’s 2005 Stock Incentive Plan;

3. To ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending May 28, 2006; and

4. To transact such other business as may properly come before the meeting or any postponement or adjournment(s) thereof.
      The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.
      Only shareholders of record at the close of business on August 26, 2005, are entitled to notice of and to vote at the meeting and any adjournment(s) thereof.
      All shareholders are cordially invited to attend the meeting in person. However, to assure your representation at the meeting, you are urged to mark, sign, date and return the enclosed proxy card as promptly as possible in the postage-prepaid envelope enclosed for that purpose or vote your shares by telephone or via the Internet.

BY ORDER OF THE BOARD OF DIRECTORS

GEOFFREY P. LEONARD
Secretary
Menlo Park, California
September 12, 2005
IMPORTANT
WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE SIGN AND RETURN THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE IN THE ENCLOSED POSTAGE-PREPAID ENVELOPE OR VOTE YOUR SHARES BY TELEPHONE OR VIA THE INTERNET. IF A QUORUM IS NOT REACHED, THE COMPANY WILL HAVE THE ADDED EXPENSE OF RE-ISSUING THESE PROXY MATERIALS. IF YOU ATTEND THE MEETING AND SO DESIRE, YOU MAY WITHDRAW YOUR PROXY AND VOTE IN PERSON. THANK YOU FOR ACTING PROMPTLY.

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
PROXY STATEMENT FOR ANNUAL MEETING OF SHAREHOLDERS
INFORMATION CONCERNING SOLICITATION AND VOTING
PROPOSAL NO. 1 ELECTION OF DIRECTORS
PROPOSAL NO. 2 APPROVAL OF THE 2005 STOCK INCENTIVE PLAN
PROPOSAL NO. 3 RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
EXECUTIVE OFFICERS OF THE COMPANY
COMMON STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
EXECUTIVE COMPENSATION
SUMMARY COMPENSATION TABLE
STOCK OPTION GRANTS IN FISCAL YEAR ENDED MAY 29, 2005
AGGREGATED OPTION EXERCISES IN FISCAL YEAR 2005 AND FISCAL YEAR END OPTION VALUES
EQUITY COMPENSATION PLAN INFORMATION
AUDIT COMMITTEE REPORT
PERFORMANCE GRAPH
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
EMPLOYMENT CONTRACTS AND TERMINATION OF EMPLOYMENT AND CHANGE-IN-CONTROL ARRANGEMENTS
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
OTHER MATTERS
LANDEC CORPORATION 2005 STOCK INCENTIVE PLAN

PROXY STATEMENT FOR ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON OCTOBER 14, 2005

INFORMATION CONCERNING SOLICITATION AND VOTING
General
      The enclosed proxy is solicited on behalf of the Board of Directors of Landec Corporation (“Landec” or the “Company”), a California corporation, for use at the Annual Meeting of Shareholders to be held on Friday, October 14, 2005, at 3:00 p.m., local time, or at any postponement or adjournment(s) thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Shareholders. The Annual Meeting will be held at the Seaport Conference Center, 451 Seaport Blvd., Redwood City, CA 94063. The telephone number at that location is (650) 482-3500.
      The Company’s principal executive offices are located at 3603 Haven Avenue, Menlo Park, California 94025. The Company’s telephone number at that location is (650) 306-1650.
Solicitation
      These proxy solicitation materials were mailed on or about September 12, 2005, to all shareholders entitled to vote at the meeting. The costs of soliciting these proxies will be borne by the Company. These costs will include the expenses of preparing and mailing proxy materials for the Annual Meeting and the reimbursement of brokerage firms and others for their expenses incurred in forwarding solicitation material regarding the Annual Meeting to beneficial owners of the Company’s Common Stock. The Company may conduct further solicitation personally, telephonically or by facsimile through its officers, directors and regular employees, none of whom will receive additional compensation for assisting with the solicitation.
      The Company will provide a copy of the Company’s Annual Report on Form 10-K for the fiscal year ended May 29, 2005, including financial statements and financial statement schedules (but not exhibits), without charge to each shareholder upon written request to Gregory S. Skinner, Chief Financial Officer, Landec Corporation, 3603 Haven Avenue, Menlo Park, CA 94025 (telephone number: (650) 306-1650). Exhibits to the Annual Report may be obtained upon written request to Mr. Skinner and payment of the Company’s reasonable expenses in furnishing such exhibits.
Voting Procedure

You may vote by mail
      To vote by mail, please sign your proxy card and return it in the enclosed, prepaid and addressed envelope. If you mark your voting instructions on the proxy card, your shares will be voted as you instruct.

You may vote in person at the Annual Meeting
      We will pass out written ballots to anyone who wants to vote at the Annual Meeting. Holding shares in “street name” means your shares of stock are held in an account by your stockbroker, bank or other nominee, and the stock certificates and record ownership are not in your name. If your shares are held in “street name” and you wish to attend the Annual Meeting, you must notify your broker, bank or other nominee and obtain proper documentation to vote your shares at the Annual Meeting.

You may vote by telephone or electronically
      You may submit your proxy by following the Vote by Phone instructions on the proxy card. If you have Internet access, you may submit your proxy from any location in the world by following the Vote by Internet instructions on the proxy card.

You may change your mind after you have returned your proxy card
      If you change your mind after you return your proxy card or submit your proxy by telephone or Internet, you may revoke your proxy at any time before the polls close at the Annual Meeting. You may do this by:

•	signing another proxy card with a later date, or

•	voting in person at the Annual Meeting.

Voting
      Holders of Common Stock are entitled to one vote per share.
      Votes cast in person or by proxy at the Annual Meeting will be tabulated by the Inspector of Elections. The Inspector of Elections will also determine whether or not a quorum is present. A majority of the shares entitled to vote, represented either in person or by proxy, will constitute a quorum for transaction of business. Except with respect to the election of directors, the affirmative vote of a majority of shares represented and voting at a duly held meeting at which a quorum is present is required for approval of proposals presented to shareholders. In addition, the shares voting affirmatively must also constitute at least a majority of the required quorum. The Inspector of Elections will treat abstentions as shares that are present and entitled to vote for purposes of determining the presence of a quorum and in determining the approval of any matter submitted to shareholders for a vote. Accordingly, abstentions will have the same effect as a vote against a proposal. Any proxy which is returned using the form of proxy enclosed and which is not marked as to a particular item will be voted FOR election of the director nominees proposed by the Board of Directors, FOR approval of the Company’s 2005 Stock Incentive Plan, FOR the ratification of the appointment of Ernst & Young LLP to serve as the Company’s independent registered public accounting firm for the fiscal year ending May 28, 2006, and as the proxy holders deem advisable on other matters that may come before the meeting, as the case may be, with respect to the item not marked. If a broker indicates on the enclosed proxy or its substitute that it does not have discretionary authority as to certain shares to vote on a particular matter (“broker non-votes”), those shares will be counted for purposes of determining the presence of a quorum, but will not be considered as voting with respect to that matter.
Record Date and Share Ownership
      Only shareholders of record at the close of business on August 26, 2005, are entitled to notice of and to vote at the Annual Meeting. As of August 26, 2005, 24,141,644 shares of the Company’s Common Stock, par value $0.001 per share, were issued and outstanding.
Deadline for Receipt of Shareholder Proposals for the Company’s Annual Meeting of Shareholders in 2006
      Proposals of shareholders of the Company that are intended to be presented by such shareholders at the Company’s 2006 Annual Meeting of Shareholders must be received by the Chief Financial Officer of the Company no later than May 15, 2006 in order that they may be considered for inclusion in the proxy statement and form of proxy relating to that meeting.
      Also, if a shareholder does not notify the Company on or before July 29, 2006, of a proposal for the 2006 Annual Meeting of Shareholders, management intends to use its discretionary voting authority to vote on such proposal, even if the matter is not discussed in the proxy statement for the 2006 Annual Meeting of Shareholders.

PROPOSAL NO. 1
ELECTION OF DIRECTORS
Nominees
      The Company’s Bylaws currently provide for not less than five (5) nor more than nine (9) directors, with the exact number fixed at eight (8), and the Company’s Articles of Incorporation provide for the classification of the Board of Directors into two classes serving staggered terms. The Company’s Board of Directors currently consists of eight persons, including four Class I directors and four Class II directors. Each Class I and Class II director is elected for a two year term, with Class I directors elected in even numbered years (e.g., 2006) and the Class II directors elected in odd numbered years (e.g., 2005). Accordingly, at the Annual Meeting, four Class II directors will be elected.
      The Board of Directors has nominated the persons named below to serve as Class II directors until the next odd numbered year Annual Meeting during which their successors will be elected and qualified. Unless otherwise instructed, the proxy holders will vote the proxies received by them for the Company’s four (4) nominees named below, all of whom are presently directors of the Company. In the event that any nominee of the Company is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who shall be designated by the present Board of Directors to fill the vacancy. In the event that additional persons are nominated for election as directors, the proxy holders intend to vote all proxies received by them in such a manner as will assure the election of as many of the nominees listed below as possible, and, in such event, the specific nominees to be voted for will be determined by the proxy holders. Assuming a quorum is present, the four (4) nominees for director receiving the greatest number of votes cast at the Annual Meeting will be elected.
Nominees For Class II Directors

Class II Directors

			Director
Name of Director	Age	Principal Occupation	Since

Gary T. Steele	56	President, Chief Executive Officer and Chairman of the Board of Directors of the Company	1991
Nicholas Tompkins	50	President and Chief Executive Officer of Apio, Inc.	2003
Duke Bristow	48	Economist, University of California, Los Angeles	2004
Robert Tobin	67	Retired CEO, Ahold, USA	2004
      Except as set forth below, each of the Class II directors has been engaged in the principal occupation set forth next to his name above during the past five years.
      Gary T. Steele has served as President, Chief Executive Officer and a director since September 1991 and as Chairman of the Board of Directors since January 1996. Mr. Steele has over 25 years of experience in the biotechnology, instrumentation and material science fields. From 1985 to 1991, Mr. Steele was President and Chief Executive Officer of Molecular Devices Corporation, a bioanalytical instrumentation company. From 1981 to 1985, Mr. Steele was Vice President, Product Development and Business Development at Genentech, Inc., a biomedical company focusing on pharmaceutical drug development. Mr. Steele has also worked with McKinsey and Co. and Shell Oil Company. Mr. Steele received a B.S. from Georgia Institute of Technology and an M.B.A. from Stanford University.
      Nicholas Tompkins has been President and Chief Executive Officer of Apio, Inc., a subsidiary of Landec, since Apio’s inception in 1979. Landec acquired Apio in December of 1999. Mr. Tompkins is a Senior Vice President of Landec and was elected to the Landec Board of Directors in 2003. Mr. Tompkins is also a current board member and past chairman of the Ag Business Advisory Council for California Polytechnic State

University in San Luis Obispo. He has also been a member of the Board of Directors of the United Fresh Fruit and Vegetable Association for the past four years and is currently Chairman of that organization. Mr. Tompkins received a B.S. in Agricultural Business from California State University of Fresno.
      Duke K. Bristow, Ph.D. has served as a director since September 2004. Dr. Bristow has been with the University of California, Los Angeles for 15 years, where he has been an economist since 1995. His research and teaching interests include corporate finance, corporate governance and entrepreneurship. Previously, he was with Eli Lilly & Company, a leading life science firm, for ten years. He held management positions in the pharmaceutical, medical device and diagnostics divisions and in corporate finance. He holds a B.S. in Chemical Engineering from Purdue University, an M.B.A. from Indiana University, and his Ph.D. in Financial Economics from UCLA. Dr. Bristow serves on the boards of, or as an advisor to, a number of public and private organizations.
      Mr. Robert Tobin has served as a director since December 2004. Mr. Tobin retired from his position as CEO of Ahold USA in 2001. Mr. Tobin has 43 years of industry experience in the food retail and food service sector, having served as Chairman and CEO of Stop and Shop Supermarkets. An industry leader, Mr. Tobin serves on the Advisory Boards of the College of Agriculture and Life Sciences, and the Undergraduate Business Program at Cornell University where he received his B.S. in Agricultural Economics.

Class I Directors
      Directors continuing in office until the 2006 Annual Meeting of Shareholders:

			Director
Name of Nominee	Age	Principal Occupation	Since

Frederick Frank	73	Vice Chairman and Director of Lehman Brothers	1999
Stephen E. Halprin	67	General Partner of OSCCO Ventures	1988
Richard S. Schneider, Ph.D.	64	Retired General Partner, Domain Partners II, L.P.	1991
Kenneth E. Jones	58	Chairman of the Board of Directors of Globe Wireless	2001
      Except as set forth below, each of the Class I directors has been engaged in the principal occupation set forth next to his name above during the past five years. There is no family relationship between any director or executive officer of the Company.
      Frederick Frank has served as a director since December 1999. Mr. Frank has been with Lehman Brothers for 36 years and was named to his current position of Vice Chairman in 1996. Before that, Mr. Frank was associated with Smith Barney where he was Vice President, Co-Director of Research, and a Director. During his 47 years on Wall Street, Mr. Frank has been involved in numerous financings and merger and acquisition transactions. He serves on the board of directors of several companies, including Pharmaceutical Product Development, Inc., Predix Pharmaceuticals, Diagnostic Products Corp., eSoft Inc. and Business Engine. Mr. Frank is Chairman of the National Genetics Foundation and Chairman of the Irvington Institute for Immunological Research. He is the Director and Trustee of Salk Institute. He serves on the Advisory Boards for Yale School of Organization and Management, John Hopkins Bloomberg School of Public Health, the Massachusetts Institute of Technology Center of Biomedical Innovation and the Harvard School of Public Health. He is a graduate of Yale University, received an M.B.A. from Stanford University and holds a C.F.A. designation.
      Stephen E. Halprin has served as a director since April 1988. Since 1971, Mr. Halprin has been a general partner of OSCCO Ventures. Mr. Halprin has been an active member of the venture community since 1968. Mr. Halprin received a B.S. from the Massachusetts Institute of Technology and an M.B.A. from Stanford University.
      Richard S. Schneider, Ph.D. has served as a director since September 1991. From October 1990 until his retirement in 1999, Dr. Schneider was a general partner of Domain Associates. Dr. Schneider has over

25 years of product development experience in the fields of medical devices and biotechnology. Prior to pursuing a career in venture capital, Dr. Schneider was Vice President of Product Development at Syva/ Syntex Corporation and President of Biomedical Consulting Associates. He is a member of the Board of Directors of SonoSite, Inc. and a number of privately-held life science companies. Dr. Schneider received a Ph.D. in chemistry from the University of Wisconsin, Madison.
      Kenneth E. Jones has served as a director since May 2001. Mr. Jones has been with Globe Wireless since 1994 and he is currently Chairman of the Board of Directors. Globe Wireless is a leading provider of marine communications services world-wide with operations in 23 countries. Prior to Globe Wireless, Mr. Jones was Chief Executive Officer and Founder of Ditech Communications, a publicly traded telecommunications technology company. Mr. Jones’ prior experience includes serving as President and Chief Executive Officer of a private label food business and Vice President and Chief Financial Officer of Hills Bros. Coffee, Inc. of San Francisco, CA. He is a graduate of the University of Nebraska in Chemical Engineering and received an M.B.A. from Harvard University.
Board of Directors Meetings and Committees
      The Board of Directors held a total of eight meetings during the fiscal year ended May 29, 2005. Each director attended at least 75% of all Board and applicable committee meetings during fiscal year 2005. The Board of Directors has an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee, each of which operates under a written charter approved by the Board of Directors. It is our policy to encourage the members of the Board of Directors to attend the Company’s annual meeting of shareholders. Eight directors who were then on the Board of Directors attended our 2004 annual meeting of shareholders.
      The Audit Committee currently consists of Messrs. Halprin, Bristow and Jones, each of whom meets the current independence requirements of the Securities and Exchange Commission (the “SEC”) and the National Association of Securities Dealers (the “NASD”). The Audit Committee assists the Board of Directors in its oversight of Company affairs relating to the quality and integrity of the Company’s financial statements, the independent auditor’s qualifications and independence, the performance of the Company’s internal audit function and independent auditors, and the Company’s compliance with legal and regulatory requirements. The Audit Committee is responsible for appointing, compensating, retaining and overseeing the Company’s independent auditors, and approving the services performed by the independent auditors and for reviewing and evaluating the Company’s accounting principles and its system of internal accounting controls. The Sarbanes-Oxley Act of 2002 and rules adopted by the SEC require us to disclose whether the Audit Committee includes at least one member who is an “audit committee financial expert” within the meaning of such Act and rules. The Board of Directors has determined that there are two such financial experts on the Audit Committee and has designated Mr. Halprin and Dr. Bristow as audit committee financial experts. The Audit Committee held six meetings during fiscal year 2005.
      The Compensation Committee currently consists of Mr. Tobin, Mr. Frank and Dr. Schneider, each of whom meets the current independence requirements of the SEC and the NASD. The function of the Compensation Committee is to review and set the compensation of the Company’s Chief Executive Officer and certain of its most highly compensated officers, including salary, bonuses and other incentive plans, stock options and other forms of compensation, to administer the Company’s stock plans and approve stock option awards and to oversee the career development of senior management. The Compensation Committee held four meetings during fiscal year 2005.
      The Nominating and Corporate Governance Committee currently consists of Messrs. Tobin and Frank, each of whom meets the current independence requirements of the NASD. The functions of the Nominating and Corporate Governance Committee are to recommend qualified candidates for election as officers and directors of the Company and oversee the Company’s corporate governance policies. The Nominating and Corporate Governance Committee held three meetings in fiscal year 2005.
      The Nominating and Corporate Governance Committee will consider nominees proposed by current directors, officers, employees and shareholders. Any shareholder who wishes to recommend candidates for consideration by the Nominating and Corporate Governance Committee may do so by writing to the Secretary of the Company, Geoffrey P. Leonard of Orrick, Herrington & Sutcliffe LLP, 1000 Marsh Road, Menlo Park, CA 94025, and providing the candidate’s name, biographical data and qualifications. In selecting candidates for the Board of Directors, the Nominating and Corporate Governance Committee strives for a variety of experience and background that adds depth and breadth to the overall character of the Board of Directors. The Nominating and Corporate Governance Committee evaluates potential candidates using standards and qualifications such as the candidates’ business experience, independence, diversity, skills and expertise to collectively establish a number of areas of core competency of the Board of Directors, including business judgment, management and industry knowledge. Further criteria include a candidate’s integrity and values, as well as the willingness to devote sufficient time to attend meetings and participate effectively on the Board of Directors and its committees.
      In December 2004, Ken Jones was named Lead Independent Director of the Company’s Board of Directors.
Corporate Governance
      The Company provides information on the Corporate Governance page of its website about its corporate governance policies, including the Company’s Code of Ethics, and charters for the committees of the Board of Directors. The website can be found at www.landec.com.
      The Company’s policies and practices reflect corporate governance initiatives that are compliant with the listing requirements of Nasdaq and the corporate governance requirements of the Sarbanes-Oxley Act of 2002, including:

•	A majority of the board members are independent;

•	All members of the board committees — the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee — are independent;

•	The independent members of the Board of Directors meet at least twice per year in execution sessions without the presence of management and the Board of Directors has designated a lead independent director who, among other duties, will be responsible for presiding over executive sessions of the independent directors;

•	The Company has an ethics hotline available to all employees, and the Company’s Audit Committee has procedures in place for the anonymous submission of employee complaints on accounting, internal controls, or auditing matters; and

•	The Company has adopted a Code of Ethics that applies to all of its employees, including its principal executive officer and all members of its finance department, including the principal financial officer and principal accounting officer, as well as the Board of Directors. Any substantive amendments to the Code of Ethics or grant of any waiver, including any implicit waiver, from a provision of the Code of Ethics to the Company’s Chief Executive Officer or Chief Financial Officer, will be disclosed either on the Company’s website or in a report on Form 8-K.
Shareholder Communications
      Our Board of Directors welcomes communications from our shareholders. Shareholders may send communications to the Board of Directors, or to any director in particular, c/o Gregory S. Skinner, Chief Financial Officer, Landec Corporation, 3603 Haven Avenue, Menlo Park, CA 94025. Any correspondence addressed to the Board of Directors or to any one of our directors in care of Mr. Skinner will be promptly forwarded to the addressee. The independent directors of the Board of Directors review and approve the shareholder communication process periodically to ensure effective communication with shareholders.

Compensation of Directors
      For the fiscal year ended May 29, 2005, each nonemployee director earned $5,000 per quarter and was reimbursed for out-of-pocket expenses incurred in connection with attendance at meetings of the Board of Directors. Each member of the Audit Committee received an additional $2,500 per quarter, with the Audit Committee Chairman receiving an additional $1,250 per quarter.
      Nonemployee directors of the Company are automatically granted options to purchase shares of the Company’s Common Stock pursuant to the terms of the Company’s 1995 Directors’ Stock Option Plan (the “Directors’ Plan”). Under the Directors’ Plan, each nonemployee director who has not previously been granted an equivalent option under any stock option plan of the Company will be granted a nonstatutory stock option to purchase 20,000 shares of Common Stock (the “First Option”) on the date on which the person first becomes a nonemployee director of the Company. Thereafter, on the date of each annual meeting of the shareholders, such nonemployee director (including nonemployee directors who were not eligible for a First Option) will be granted an additional option to purchase 10,000 shares of Common Stock (a “Subsequent Option”) if, on such date, he or she shall have served on the Company’s Board of Directors for at least six months prior to the date of such annual meeting. The First Option and each Subsequent Option are fully vested and exercisable on the date of grant. Options granted under the Directors’ Plan have an exercise price equal to the fair market value of the Company’s Common Stock on the date of grant with a term of ten years.
      On September 30, 2004, the date of the last Annual Meeting of Shareholders, Messrs. Frank, Halprin and Jones and Dr. Schneider were automatically granted Subsequent Options pursuant to the Directors’ Plan. On the same date, Dr. Bristow was granted a First Option pursuant to the Directors’ Plan. All such options were granted with an exercise price of $7.50 per share which was the fair market value of the Common Stock on September 30, 2004. On December 2, 2004, Mr. Tobin was granted a First Option pursuant to the Directors’ Plan at an exercise price of $6.71 per share.
      Messrs. Frank, Halprin and Jones and Dr. Schneider and, subject to their election to the Board of Directors by the shareholders at the Annual Meeting, Mr. Tobin and Dr. Bristow will each be automatically granted an option to purchase 10,000 shares of Common Stock on the date of the Annual Meeting pursuant to the Directors’ Plan. Under Proposal No. 2, shareholders are being asked to approve the 2005 Stock Incentive Plan. If the 2005 Stock Incentive Plan is approved, the Directors’ Plan will terminate such that no further awards may be made under the Directors’ Plan. The 2005 Stock Incentive Plan does not have an automatic grant feature, but instead provides for discretionary awards to nonemployee directors not exceeding 30,000 shares for any nonemployee director in any fiscal year.
Required Vote
      The four Class II director nominees receiving the highest number of affirmative votes of shares of the Company’s Common Stock present at the Annual Meeting in person or by proxy and entitled to vote shall be elected as directors.
      THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF EACH OF THE NOMINEES LISTED ABOVE.
PROPOSAL NO. 2
APPROVAL OF THE 2005 STOCK INCENTIVE PLAN
      At the Annual Meeting, shareholders are being asked to approve the Landec Corporation 2005 Stock Incentive Plan (the “New Stock Plan”). The purpose of the New Stock Plan is to promote the long-term success of the Company and the creation of shareholder value by offering key service providers the opportunity to share in such long-term success by acquiring a proprietary interest in the Company.
      The following is a summary of the principal features of the New Stock Plan. This summary, however, does not purport to be a complete description of all of the provisions of the New Stock Plan. A copy of the New Stock Plan is attached to this proxy statement.

General
      In light of frequent changes in the accounting treatment of various equity incentives, the possibility of future accounting or tax changes, and shareholder dilution concerns, the Company believes that it is advantageous for it to have maximum flexibility in the fashioning of future equity compensation. The New Stock Plan will give the Company the flexibility to responsibly address these issues by utilizing stock options, restricted stock, stock units, and stock appreciation rights. The Company’s existing stock plans (the 1996 Stock Option Plan, 1996 Non-Executive Stock Option Plan, New Executive Stock Option Plan, and 1995 Directors’ Stock Option Plan (the “Current Stock Plans”)) authorize the grant of stock options, but not restricted stock, stock units, or stock appreciation rights.
      The New Stock Plan contains the following important compensation and corporate governance best practices:

•	A total of 861,038 shares of the Company’s common stock (individually, a “Share” and collectively, the “Shares”) will be available under the New Stock Plan. This is equal to the number of Shares that are currently available under the Current Stock Plans and is approximately 4% of the Company’s total outstanding Shares.

•	Awards to non-employee directors are not automatic under the New Stock Plan, they are discretionary. However, a non-employee director may not receive awards exceeding 30,000 Shares in any fiscal year.

•	Stock options and stock appreciation rights must be granted with an exercise price of at least 100% of the fair market value on the date of grant.

•	Repricing of stock options and stock appreciation rights is prohibited unless shareholder approval is obtained.

•	The New Stock Plan has a seven-year life span.
      The New Stock Plan was approved by the Board of Directors on July 29, 2005. The New Stock Plan will become effective upon its approval by the shareholders at the Annual Meeting and will supersede the Current Stock Plans (i.e., no further awards will be made under the Current Stock Plans on or after the effective date of the New Stock Plan). However, the New Stock Plan will not, in any way, affect outstanding options previously granted under the Current Stock Plans. If the shareholders do not approve the New Stock Plan, no awards will be granted under the New Stock Plan and the Current Stock Plans will continue in effect in accordance with their respective terms.
      All awards are made at the discretion of the New Stock Plan administrator. Therefore, the benefits and amounts that will be received or allocated under the New Stock Plan are not determinable.
      As of August 26, 2005, the fair market value of a Share was $6.69.
Share Reserve
      The aggregate number of Shares that will be available for issuance under the New Stock Plan is 861,038 Shares, which constitutes approximately 4% of the Company’s total outstanding Shares. If awards under the New Stock Plan are forfeited or terminate before being exercised, then the Shares underlying those awards will again become available for awards under the New Stock Plan. Stock appreciation rights will be counted in full against the number of Shares available for issuance under the New Stock Plan, regardless of the number of Shares issued upon settlement of the stock appreciation rights.
      Under the New Stock Plan, no recipient may be awarded any of the following during any fiscal year: (i) stock options covering in excess of 500,000 Shares; (ii) restricted stock and stock units covering in excess of 250,000 Shares; or (iii) stock appreciation rights covering more than 500,000 Shares. In addition, awards to non-employee directors are discretionary. However, a non-employee director may not be granted awards covering in excess of 30,000 Shares in the aggregate during any fiscal year.

      In the event of a subdivision of the outstanding Shares, a stock split or reverse stock split, a recapitalization, reorganization, merger, liquidation, spin-off, exchange of Shares or a similar occurrence, the New Stock Plan administrator will, in its discretion, make appropriate adjustments to the number of Shares and kind of shares or securities issuable under the New Stock Plan (on both an aggregate and per-participant basis) and under each outstanding award. Appropriate adjustments will also be made to the exercise price of outstanding options and stock appreciation rights.
Administration
      The Compensation Committee will administer the New Stock Plan with respect to persons who are subject to Section 16 of the Securities Exchange Act of 1934 and awards intended to qualify as “performance-based compensation” under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”). The Compensation Committee or a separate committee of two or more directors of the Company appointed by the Board of Directors or the Compensation Committee will administer the New Stock Plan with respect to all other persons and awards. The New Stock Plan administrator has complete discretion, subject to the provisions of the New Stock Plan, to authorize the grant of stock options, restricted stock, stock units and stock appreciation rights awards under the New Stock Plan. Notwithstanding the foregoing, only the full Board of Directors, and not the Compensation Committee, will administer the New Stock Plan with respect to all awards granted to non-employee directors.
Eligibility and Types of Awards Under the New Stock Plan
      The New Stock Plan permits the granting of stock options, stock appreciation rights, stock units and restricted stock by the New Stock Plan administrator. Stock appreciation rights may be awarded in combination with stock options or restricted stock, and such award shall provide that the stock appreciation rights will not be exercisable unless the related stock options or restricted stock are forfeited. Restricted stock may be awarded in combination with nonstatutory stock options, and such award may provide that the restricted stock will be forfeited in the event that the related nonstatutory stock options are exercised.
      Employees (including executive officers) and consultants of the Company, any parent, subsidiary or affiliate of the Company, and non-employee directors of the Company will be eligible to participate in the New Stock Plan. As of August 26, 2005, approximately 170 employees (including employee directors and executive officers), no consultants and 6 non-employee directors would have been eligible to participate in the New Stock Plan, if the plan had been in effect as of that date.
Options
      The New Stock Plan administrator may grant nonstatutory stock options or incentive stock options (which are entitled to favorable tax treatment) under the New Stock Plan. The number of Shares covered by each stock option granted to a participant will be determined by the New Stock Plan administrator.
      Stock options granted to non-employee directors will generally be fully vested and exercisable at the time of grant. Initial stock option grants to other participants will generally vest and become exercisable either (a) with respect to 25% of the Shares covered by the option on the first anniversary of the date of grant and 1/48th of the Shares covered by the option monthly thereafter, provided that such participant’s service has not terminated prior to any vesting date, or (b) upon the satisfaction of performance goals established by the New Stock Plan administrator.
      The stock option exercise price is established by the New Stock Plan administrator and must be at least 100% of the fair market value of a Share on the date of grant (110% for incentive stock options granted to shareholders who own more than 10% of the total outstanding Shares of the Company, its parent or any of its subsidiaries). Repricing of stock options is prohibited unless shareholder approval is obtained. The exercise price of stock options must be paid at the time the Shares are purchased. Consistent with applicable laws, regulations and rules, payment of the exercise price of stock options may be made in cash (including by check, wire transfer or similar means), by cashless exercise, by surrendering or attesting to previously acquired Shares, or by any other legal consideration.

      Unless otherwise provided by the New Stock Plan administrator, unvested stock options will generally expire upon termination of the participant’s service and vested stock options will generally expire 6 months following such termination. The term of a stock option shall not exceed 7 years from the date of grant (5 years for incentive stock options granted to shareholders who own more than 10% of the total outstanding Shares of the Company, its parent or any of its subsidiaries).
Restricted Stock
      The New Stock Plan administrator may award restricted stock under the New Stock Plan. Participants may or may not be required to pay cash consideration to the Company at the time of grant of restricted stock. The number of Shares associated with each restricted stock grant will be determined by the New Stock Plan administrator. Restricted stock is Shares that are subject to forfeiture. The New Stock Plan administrator may establish performance goals and/or other conditions that must be satisfied before the participant can receive any benefit from the restricted stock. When the restricted stock award conditions are satisfied, then the participant is vested in the Shares and has complete ownership of the Shares. Restricted stock granted to non-employee directors will generally be fully vested at the time of grant. Restricted stock granted to any other participant will generally vest on the same basis as stock options.
Stock Units
      The New Stock Plan administrator may award stock units under the New Stock Plan. Participants are not required to pay any consideration to the Company at the time of grant of a stock unit. The number of Shares covered by each stock unit award will be determined by the New Stock Plan administrator. A stock unit is a bookkeeping entry that represents a Share. A stock unit is similar to restricted stock in that the New Stock Plan administrator may establish performance goals and/or other conditions that must be satisfied before the participant can receive any benefit from the stock unit. When the participant satisfies the conditions of the stock unit award, the Company will pay the participant cash or Shares or any combination of both to settle the vested stock units. Conversion of the stock units into cash may be based on the average of the fair market value of a Share over a series of trading days or on other methods. Stock units granted to non-employee directors will generally be fully vested at the time of grant. Stock units granted to any other participant will generally vest on the same basis as stock options.
Stock Appreciation Rights
      The New Stock Plan administrator may grant stock appreciation rights under the New Stock Plan. The number of Shares covered by each stock option award will be determined by the New Stock Plan administrator. Upon exercise of a stock appreciation right, the participant will receive payment from the Company in an amount determined by multiplying (a) the difference between (i) the fair market value of a Share on the date of exercise and (ii) the exercise price times (b) the number of Shares with respect to which the stock appreciation right is exercised. Stock appreciation rights granted to non-employee directors will generally be fully vested at the time of grant. Stock appreciation rights granted to any other participant will generally vest on the same basis as stock options.
      The exercise price of a stock appreciation right is established by each stock appreciation right agreement and may not be less than 100% of the fair market value of a Share on the date of grant. Repricing of stock appreciation rights is prohibited unless shareholder approval is obtained. Stock appreciation rights may be paid in cash or Shares or any combination of both, as determined by the New Stock Plan administrator, in its sole discretion.
      Unless otherwise provided by the New Stock Plan administrator, unvested stock appreciation rights will generally expire upon termination of the participant’s service and vested stock appreciation rights will generally expire 6 months following such termination. The term of a stock appreciation rights shall not exceed 7 years from the date of grant.

Performance Goals
      Awards under the New Stock Plan may be made subject to performance conditions in addition to time-vesting conditions. Such performance conditions may be established and administered in accordance with the requirements of Code Section 162(m) for awards intended to qualify as “performance-based compensation” thereunder. Performance conditions under the New Stock Plan shall utilize one or more objective measurable performance goals as determined by the New Stock Plan administrator based upon one or more factors, including, but not limited to: (i) operating income; (ii) earnings before interest, taxes, depreciation and amortization; (iii) earnings; (iv) cash flow; (v) market share; (vi) sales or revenue; (vii) expenses; (viii) cost of goods sold; (ix) profit/loss or profit margin; (x) working capital; (xi) return on equity or assets; (xii) earnings per share; (xiii) economic value added; (xiv) price/earnings ratio; (xv) debt or debt-to-equity; (xvi) accounts receivable; (xvii) writeoffs; (xviii) cash; (xix) assets; (xx) liquidity; (xxi) operations; (xxii) intellectual property (e.g., patents); (xxiii) product development; (xxiv) regulatory activity; (xxv) manufacturing, production or inventory; (xxvi) mergers and acquisitions or divestitures; and/or (xxvii) financings, each with respect to the Company and/or one or more of its parent, subsidiaries, affiliates or operating units. Awards to participants who are not subject to the limitations of Code Section 162(m) may be determined without regard to performance goals and may involve the New Stock Plan administrator’s discretion.
Acceleration of Awards upon a Merger or Sale of Assets
      In the event of a change in control of the Company, all outstanding awards will be subject to the applicable agreement of merger or reorganization which may provide for the assumption, substitution or continuation of outstanding awards, accelerated vesting, or cancellation without consideration, in all cases without participant consent.
Amendment and Termination
      The Board may amend the New Stock Plan at any time and for any reason, provided that any such amendment will be subject to shareholder approval to the extent the amendment is required by applicable laws, regulations or rules. The Board may terminate the New Stock Plan at any time and for any reason. The term of the New Stock Plan is 7 years from the date of shareholder approval. The New Stock Plan is currently set to terminate at the 2012 Annual Meeting unless re-adopted or extended by the shareholders prior to or on such date. The termination or amendment of the New Stock Plan may not adversely affect any award previously made under the New Stock Plan.
Federal Income Tax Consequences
      The following is a brief summary of the U.S. federal income tax consequences applicable to awards granted under the New Stock Plan based on federal income tax laws in effect on the date of this proxy statement. This summary is not intended to be exhaustive and does not address all matters which may be relevant to a particular participant based on his or her specific circumstances. The summary expressly does not discuss the income tax laws of any state, municipality, or non-U.S. taxing jurisdiction, or the gift, estate, excise (including the rules applicable to deferred compensation under Code Section 409A), or other tax laws other than federal income tax law. The following is not intended or written to be used, and cannot be used, for the purposes of avoiding taxpayer penalties. Because individual circumstances may vary, the Company advises all participants to consult their own tax advisor concerning the tax implications of awards granted under the New Stock Plan.
      A recipient of a stock option or stock appreciation right will not have taxable income upon the grant of the stock option or stock appreciation right. For nonstatutory stock options and stock appreciation rights, the participant will recognize ordinary income upon exercise in an amount equal to the difference between the fair market value of the Shares and the exercise price on the date of exercise. Any gain or loss recognized upon any later disposition of the Shares generally will be a capital gain or loss.

      The acquisition of Shares upon exercise of an incentive stock option will not result in any taxable income to the participant, except, possibly, for purposes of the alternative minimum tax. The gain or loss recognized by the participant on a later sale or other disposition of such Shares will either be long-term capital gain or loss or ordinary income, depending upon whether the participant holds the Shares for the legally-required period (2-years from the date of grant and 1-year from the date of exercise). If the Shares are not held for the legally-required period, the participant will recognize ordinary income equal to the lesser of (i) the difference between the fair market value of the Shares on the date of exercise and the exercise price, or (ii) the difference between the sales price and the exercise price.
      For awards of restricted stock, unless the participant elects to be taxed at the time of receipt of the restricted stock, the participant will not have taxable income upon the receipt of the award, but upon vesting will recognize ordinary income equal to the fair market value of the Shares at the time of vesting less the amount paid for such Shares (if any).
      A participant is not deemed to receive any taxable income at the time an award of stock units is granted. When vested stock units (and dividend equivalents, if any) are settled and distributed, the participant will recognize ordinary income equal to the amount of cash and/or the fair market value of Shares received less the amount paid for such stock units (if any).
      At the discretion of the New Stock Plan administrator, the New Stock Plan allows a participant to satisfy his or her tax withholding requirements under federal and state tax laws in connection with the exercise or receipt of an award by electing to have Shares withheld, and/or by delivering to the Company already-owned Shares.
      If the participant is an employee or former employee, the amount a participant recognizes as ordinary income in connection with any award is subject to withholding taxes (not applicable to incentive stock options) and the Company is allowed a tax deduction equal to the amount of ordinary income recognized by the participant. In addition, Code Section 162(m) contains special rules regarding the federal income tax deductibility of compensation paid to the Company’s chief executive officer and to each of the Company’s other four most highly compensated executive officers. The general rule is that annual compensation paid to any of these specified executives will be deductible only to the extent that it does not exceed $1,000,000. However, the Company can preserve the deductibility of certain compensation in excess of $1,000,000 if such compensation qualifies as “performance-based compensation” by complying with certain conditions imposed by the Code Section 162(m) rules (including the establishment of a maximum number of Shares with respect to which awards may be granted to any one employee during one fiscal year) and if the material terms of such compensation are disclosed to and approved by the Company’s shareholders. The New Stock Plan is structured with the intention that compensation resulting from awards under the New Stock Plan may qualify as “performance-based compensation” and, if so qualified, would be deductible. Such continued treatment is subject to, among other things, approval of the New Stock Plan by the Company’s shareholders. Accordingly, the Company is seeking such approval.
Required Vote
      The affirmative vote of the holders of a majority of the Shares present at the Annual Meeting in person or by proxy and entitled to vote and constituting at least a majority of the required quorum is required to approve the New Stock Plan.
Board Recommendation
      THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE PROPOSAL TO APPROVE THE 2005 STOCK INCENTIVE PLAN.

PROPOSAL NO. 3
RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC
ACCOUNTING FIRM
      The Audit Committee has appointed the firm of Ernst & Young LLP as the Company’s independent registered public accounting firm to audit the financial statements of the Company for the fiscal year ending May 28, 2006, and recommends that the shareholders vote for ratification of this appointment. In the event the shareholders do not ratify such appointment, the Audit Committee will reconsider its selection. Ernst & Young LLP has audited the Company’s financial statements since the fiscal year ending October 31, 1994. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting with the opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions.
Fees Paid to Ernst & Young LLP
      The following table presents fees paid by the Company for professional services rendered by Ernst & Young LLP for the fiscal years ended May 29, 2005 and May 30, 2004.

	Fiscal	Fiscal
Fee Category	2005	2004

Audit Fees	$743,000	$387,704
Audit-Related Fees	$0	$0
Tax Fees	$0	$39,981
All Other Fees	$0	$0

Total	$743,000	$427,685
      Audit Fees were for professional services rendered for the integrated audit of the Company’s annual financial statements and internal controls over financial reporting, as required by Section 404 of the Sarbanes Oxley Act of 2002 (beginning in fiscal year 2005), for the review of the Company’s interim financial statements included in the Company’s Forms 10-Q, and for assistance with and review of documents filed by the Company with the SEC.
      Audit-Related Fees were for professional services relating to employee benefit audits, due diligence related to mergers and acquisitions, accounting consultations and audits in connection with acquisitions, internal control reviews, attest services that are not required by statute or regulation and consultation concerning financial accounting and reporting standards.
      Tax Fees were for professional services relating to tax compliance, tax planning and tax advice.
      All Other Fees were for professional services rendered other than as stated under the captions “Audit Fees”, “Audit-Related Fees” and “Tax Fees” above.
      The Audit Committee considers the provision of these non-audit services to be compatible with maintaining the independence of Ernst & Young LLP.
Audit Committee Pre-Approval Policies
      The Audit Committee pre-approves all audit and permissible non-audit services provided by the independent registered public accounting firm. These services may include audit services, audit-related services, tax services and other services. Any pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. The independent registered public accounting firm and management are required to periodically report to the Audit Committee regarding the extent of services provided by the independent registered public accounting firm in accordance with this pre-approval, and the fees for the services performed to date. The Audit Committee, or its designee, may also pre-approve particular services on a case-by-case basis.

Required Vote
      The ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm requires the affirmative vote of the holders of a majority of the shares of the Company’s common stock present at the Annual Meeting in person or by proxy and entitled to vote and constituting at least a majority of the required quorum.
      THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING MAY 28, 2006.
EXECUTIVE OFFICERS OF THE COMPANY
      The following sets forth certain information with regard to executive officers of the Company. Ages are as of August 26, 2005.
      Gary T. Steele (age 56) has been President, Chief Executive Officer and a director of the Company since 1991 and Chairman of the Board of Directors since January 1996. Mr. Steele has over 25 years of experience in the biotechnology, instrumentation and material science fields. From 1985 to 1991, Mr. Steele was President and Chief Executive Officer of Molecular Devices Corporation, a bioanalytical instrumentation company. From 1981 to 1985, Mr. Steele was Vice President, Product Development and Business Development at Genentech, Inc., a biomedical company focusing on pharmaceutical drug development. Mr. Steele has also worked with McKinsey and Co. and Shell Oil Company.
      David D. Taft, Ph.D. (age 67) has been Chief Operating Officer of the Company since 1993 and was Chief Operating Officer of Apio, Inc. from October 2002 to May 2005. Dr. Taft also served as a director of the Company from 1990 through 1995. From February 1986 to April 1993, Dr. Taft was Vice President and Group Manager of the Manufacturing Group at Raychem Corporation. From July 1983 to January 1986, Dr. Taft was Group Manager of the Telecom Group at Raychem Corporation and was appointed to the position of Vice President in October 1984. Dr. Taft has over 40 years of experience in the specialty chemical industry in research and development, sales and marketing, manufacturing and general management. Prior to joining Raychem Corporation, Dr. Taft was Executive Vice President of the Chemical Products Division and a Director of Henkel Corporation, a chemical manufacturing company. Dr. Taft was also an executive with General Mills Chemicals and Ashland Chemical.
      Thomas F. Crowley (age 61) has been President and Chief Executive Officer of Landec Ag, Inc., a subsidiary of the Company, since November 1996. From 1991 to 1995, Mr. Crowley was President and Chief Executive Officer of Broadcast Partners, a satellite communications firm serving farmers throughout North America with its FarmDayta information service. Broadcast Partners was a joint venture of Pioneer Hybrid, Farmland Industries and Illinois Farm Bureau and was sold to Data Transmission Network, Inc. in May 1996. From 1976 to 1990, Mr. Crowley served as Executive Vice President and Chief Operating Officer of Edward J. Funk & Sons, Incorporated, a producer and marketer of hybrid corn seed. He also served as Vice President of Business Affairs for St. Joseph’s College in Rensselaer, Indiana and as an auditor/ CPA with Arthur Anderson and Company in Chicago, Illinois.
      Nicholas Tompkins (age 50) has been President and Chief Executive Officer of Apio, Inc., a subsidiary of Landec, since Apio’s inception in 1979. Landec acquired Apio in December of 1999. Mr. Tompkins is a Senior Vice President of Landec and was elected to the Landec Board of Directors in 2003. Mr. Tompkins is also a board member and past chairman of the Ag Business Advisory Council for California Polytechnic State University in San Luis Obispo. He has been a member of the board of directors of the United Fresh Fruit and Vegetable Association for the past four years and is currently Chairman of that organization.
      Gregory S. Skinner (age 44) has been Chief Financial Officer and Vice President of Finance of the Company since November 1999 and Vice President of Administration since November 2000. From May 1996 to October 1999, Mr. Skinner served as Controller of the Company. From 1994 to 1996, Mr. Skinner was Controller of DNA Plant Technology, and from 1988 to 1994 he was with Litton Electron Devices. Prior to joining Litton Electron Devices, Mr. Skinner was with Litton Industries, Inc. and Arthur Anderson & Company.
      Steven P. Bitler, Ph.D. (age 47) has been Vice President, Corporate Technology of the Company since March 2002. From 1988 until March 2002, Mr. Bitler held various positions with the Company related to the Company’s polymer product development and thermal switch products. Prior to joining the Company, he developed new high strength polymeric materials at SRI International.
COMMON STOCK OWNERSHIP OF CERTAIN
BENEFICIAL OWNERS AND MANAGEMENT
      The following table sets forth the beneficial ownership of the Company’s Common Stock as of August 26, 2005 as to (i) each person who is known by the Company to beneficially own more than five percent of any class of the Company’s voting stock, (ii) each of the Company’s directors, (iii) each of the executive officers named in the Summary Compensation Table of this proxy statement, and (iv) all directors and executive officers as a group.

	Shares Beneficially
	Owned(1)

5% Shareholders, Directors, Named Executive Officers, and Directors and Executive Officers	Number of		Percent of
as a Group	Shares		Total(2)

5% Shareholders
Wells Capital Management	2,710,925	(3)	11.22%
420 Montgomery Street
San Francisco, CA 94104
Gilder, Gagnon, Howe & Company LLC	1,514,907	(4)	6.28%
1775 Broadway, 26th Floor
New York, NY 10019
Executive Officers and Directors
Gary T. Steele	1,195,401	(5)	4.77%
Chairman of the Board of Directors, Chief Executive Officer
and President
David D. Taft, Ph.D.	447,234	(6)	1.83%
Chief Operating Officer
Thomas F. Crowley	98,625	(7)	*
President and Chief Executive Officer of Landec Ag, Inc.
Nicholas Tompkins	1,925,600	(8)	7.62%
Chief Executive Officer of Apio, Inc.
Senior Vice President and Director of Landec
Gregory S. Skinner	330,395	(9)	1.35%
Chief Financial Officer and Vice President of Finance &
Administration
Steven P. Bitler, Ph.D.	87,586	(10)	*
Vice President, Corporate Technology
Duke K. Bristow	20,000	(11)	*
Robert Tobin, Director	20,000	(12)	*
Frederick Frank, Director	1,736,670	(13)	7.17%
Stephen E. Halprin, Director	141,319	(14)	*
Kenneth E. Jones, Director	842,492	(15)	3.49%
Richard S. Schneider, Ph.D., Director	123,469	(16)	*
All directors and executive officers as a group (12 persons)	6,969,874	(17)	25.61%

*	Less than 1%.

(1)	Except as indicated in the footnotes to this table and pursuant to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all shares of capital stock.

(2)	As of August 26, 2005, 24,141,644 shares of Common Stock were issued and outstanding. Percentages are calculated with respect to a holder of options exercisable within 60 days after August 26, 2005 as if such holder had exercised its options. Option shares held by other holders are not included in the percentage calculation with respect to any other holder.

(3)	This information is based on a Schedule 13G/ A filed with the SEC on June 30, 2005 by Wells Capital Management, Incorporated.

(4)	This information is based on a Schedule 13G filed with the SEC on June 30, 2005 by Gilder, Gagnon, Howe & Company LLC.

(5)	This number includes 253,566 shares held in trust of which Mr. Steele is a beneficial owner and 2,055 shares owned directly by Mr. Steele. This number also includes 939,780 shares subject to outstanding stock options exercisable within 60 days after August 26, 2005.

(6)	This number includes 289,079 shares subject to outstanding stock options exercisable within 60 days after August 26, 2005.

(7)	This number includes 78,957 shares subject to outstanding stock options exercisable within 60 days after August 26, 2005. This number excludes 500,000 shares of common stock of Landec Ag owned by Mr. Crowley.

(8)	This number includes 400,000 shares owned by Kathleen Tompkins, Mr. Tompkins’ wife and 600 shares held by his minor children. This number also includes 1,125,000 shares subject to outstanding stock options exercisable within 60 days after August 26, 2005. This number excludes 1,900,000 shares of common stock of Apio, Inc. subject to outstanding stock options exercisable within 60 days after August 26, 2005.

(9)	This number includes 29,500 shares subject to outstanding stock options exercisable within 60 days after August 26, 2005, owned by Stacia Skinner, Mr. Skinner’s wife, and 1,186 shares owned by Mrs. Skinner. This number also includes 264,871 shares subject to outstanding stock options exercisable within 60 days after August 26, 2005.

(10)	This number includes 47,625 shares subject to outstanding stock options exercisable within 60 days after August 26, 2005.

(11)	This number includes 20,000 shares subject to outstanding stock options exercisable within 60 days after August 26, 2005.

(12)	This number includes 20,000 shares subject to outstanding stock options exercisable within 60 days after August 26, 2005.

(13)	This number includes 80,000 shares subject to outstanding stock options exercisable within 60 days after August 26, 2005.

(14)	This number includes 51,319 shares held in a trust of which Mr. Halprin is a beneficial owner. This number also includes 90,000 shares subject to outstanding stock options exercisable within 60 days after August 26, 2005.

(15)	This number includes 206,000 shares owned by Western General Corp., of which Mr. Jones is president and a director and 526,492 held in a living trust. This number also includes 10,000 shares subject to outstanding stock options exercisable within 60 days after August 26, 2005.

(16)	This number includes 53,469 shares held in a trust of which Dr. Schneider is a beneficial owner. This also includes 80,000 shares subject to outstanding stock options exercisable within 60 days after August 26, 2005.

(17)	This number includes an aggregate of 3,074,812 shares held by officers and directors which are subject to outstanding stock options exercisable within 60 days after August 26, 2005.

REPORT OF THE COMPENSATION COMMITTEE ON
EXECUTIVE COMPENSATION
General
      The Company’s executive compensation policies are determined by the Compensation Committee (the “Committee”) of the Board of Directors. The Committee is comprised of three nonemployee directors.
      The objective of the Company’s executive compensation program is to align executive compensation with the Company’s business objectives and performance, and to enable the Company to attract, retain and reward executives who contribute to the long-term business success of the Company. The Company’s executive compensation program is based on the same four basic principles that guide compensation decisions for all employees of the Company:

•	The Company compensates for demonstrated and sustained performance.

•	The Company compensates competitively.

•	The Company strives for equity and fairness in the administration of compensation.

•	The Company believes that each employee should understand how his or her compensation is determined.
      The Company believes in compensating its executives for demonstrated and sustained levels of performance in their individual jobs. The achievement of higher levels of performance and contribution are rewarded by higher levels of compensation. In order to ensure that it compensates its executives competitively, the Company regularly compares its compensation practices to those of other companies of comparable size within similar industries. Through the use of independent compensation surveys and analysis, employee compensation training, and periodic pay reviews, the Company strives to ensure that compensation is administered equitably and fairly and that a balance is maintained between how executives are paid relative to other employees and relative to executives with similar responsibilities in comparable companies.
      The Committee meets at least twice annually. Additionally, the Committee may hold special meetings to approve the compensation program of a newly hired executive or an executive whose scope of responsibility has significantly changed. Each year, the Committee meets with the Chief Executive Officer (“CEO”) regarding executive compensation projections for the next three years and proposals for executive compensation for the next operating year. Compensation plans are based on compensation surveys and assessments as to the demonstrated and sustained performance of the individual executives. The Committee then independently reviews the performance of the CEO and the Company, and develops the annual compensation plan for the CEO based on competitive compensation data and the Committee’s evaluation of the CEO’s demonstrated and sustained performance and its expectation as to his future contributions in leading the Company. At a subsequent meeting of the full Board of Directors, the Committee presents for adoption its findings on the compensation of each individual executive.
Compensation of Executive Officers
      During the fiscal year ended May 29, 2005 the Company’s executive compensation program was comprised of the following key components: base salary, annual bonus, and equity-based incentives.

Base Salary.
      The Compensation Committee annually reviews the salaries of the Company’s executives. When setting base salary levels, in a manner consistent with the objectives outlined above, the Committee considers competitive market conditions for executive compensation, Company performance and individual performance.

Annual Bonus.
      Cash bonuses are paid only if performance goals that are set by the Company at the beginning of the fiscal year are achieved during the fiscal year. During fiscal year 2005, Dr. Taft earned a bonus of $67,500. This bonus reflects Dr. Taft’s performance against pre-determined goals and objectives for fiscal year 2005.

Equity-Based Incentives.
      Stock options are an important component of the total compensation of executives. The Company believes that stock options align the interests of each executive with those of the shareholders. They also provide executives a significant, long-term interest in the Company’s success and help retain key executives in a competitive market for executive talent.
      The Company’s 1996 Stock Option Plan and 1996 Non-Executive Stock Option Plan authorize the Committee to grant stock options to executives. The proposed 2005 Stock Incentive Plan authorizes the Committee to grant stock options, stock appreciation rights, stock units and restricted stock to executives. If the 2005 Stock Incentive Plan is approved by the shareholders at the Annual Meeting, it will supersede the 1996 Stock Option Plan and the 1996 Non-Executive Stock Option Plan. The number of shares owned by, or subject to options held by, each executive officer is periodically reviewed and additional awards are considered based on past performance of the executive and the relative holdings of other executives in the Company and at other companies in the comparable industry. The option grants generally utilize four-year vesting periods to encourage executives to continue contributing to the Company, and they expire ten years from the date of grant.

Compensation of the Chief Executive Officer.
      The Compensation Committee evaluates the performance of the Company’s CEO and determines bonuses and awards stock or option grants, if any. A cash bonus is paid only if the performance goals that are individually set by the Company for Mr. Steele at the beginning of the fiscal year are achieved during the fiscal year.
      Mr. Steele’s salary for fiscal year 2005, as set forth in his employment agreement, was $330,000, and he did not receive a cash bonus in fiscal year 2005. On July 29, 2004, Mr. Steele was granted an option that was to vest over four years for 100,000 shares of Common Stock based on his performance in fiscal year 2004. On April 15, 2005, the Company fully accelerated the vesting of this option. In fiscal year 2005, Mr. Steele was also granted an option for 100,000 shares of Common Stock that will vest over one year.

Deductibility of Executive Compensation.
      The Committee has considered the impact of Section 162(m) of the Internal Revenue Code, which section disallows a deduction for any publicly held corporation for individual compensation exceeding $1 million in any taxable year for the CEO and the four other most highly compensated executive officers, unless such compensation meets the requirements for the “performance-based” exception to the general rule. As the cash compensation paid by the Company to each of its executive officers is expected to be below $1 million and the Committee believes that options granted under the Company’s stock plans to such officers will qualify as performance-based, the Committee believes that this section will not affect the tax deductions available to the Company. It will be the Committee’s policy to qualify, to the extent reasonable, the executive officers’ compensation for deductibility under applicable tax law.
      This Report is submitted by the Compensation Committee.

Richard S. Schneider, Ph.D. (Chairman)
Frederick Frank
Robert Tobin
      The information contained in this report shall not be deemed to be “soliciting material” or “filed” with the SEC or subject to the liabilities of Section 18 of the Securities Exchange Act of 1934, as amended

(the “Exchange Act”), except to the extent that the Company specifically incorporates it by reference into a document filed under the Securities Act of 1933, as amended (the “Securities Act”) or the Exchange Act.
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
      During fiscal year 2005, none of the Company’s executive officers served on the board of directors of any entities whose directors or officers serve on the Company’s Compensation Committee. No current or past executive officer of the Company or its subsidiaries serves on the Compensation Committee.
EXECUTIVE COMPENSATION
SUMMARY COMPENSATION TABLE
      The following Summary Compensation Table sets forth the compensation earned by the Company’s Chief Executive Officer and the four other highest-paid executive officers (collectively, the “Named Executive Officers”) for services rendered in all capacities to the Company for fiscal year 2005, as well as the compensation earned by each such individual for fiscal years 2004 and 2002 and for the seven month period ended May 25, 2003.

				Long-Term
				Compensation
		Annual		Awards
		Compensation
				Securities
	Fiscal	Salary	Bonus	Underlying		All Other
Name and Principal Position	Year(1)	($)(2)	($)(3)	Options (#)		Compensation ($)

Gary T. Steele	2005	330,000	0	200,000		4,441	(7)
Chairman of the Board,	2004	317,941	0	0		0
Chief Executive Officer and	2003	194,961	0	50,000		0
President	2002	332,625	165,000	0		60,000	(5)
David D. Taft, Ph.D.	2005	285,000	67,500	10,000		0
Chief Operating Officer	2004	248,995	15,000	25,000		0
	2003	166,211	15,000	150,000	(6)	0
	2002	260,157	204,800	0		0
Thomas F. Crowley	2005	207,600	0	10,000		0
President and Chief Executive	2004	197,220	0	0		0
Officer of Landec Ag, Inc.(4)	2003	119,769	0	25,000		0
	2002	204,215	4,297	20,000		0
Gregory S. Skinner	2005	216,545	0	45,000		0
Chief Financial Officer & V.P. of	2004	178,885	37,660	0		0
Finance and Administration	2003	108,635	0	25,000		0
	2002	182,281	100,300	50,000		0
Steven P. Bitler, Ph.D.	2005	175,450	0	0		0
Vice President, Corporate	2004	138,920	0	0		0
Technology	2003	83,654	0	0		0
	2002	141,154	58,000	15,000		0

(1)	The Company elected to change its fiscal year end from a fiscal year including 52 or 53 weeks that ends on the last Sunday in October to a fiscal year including 52 or 53 weeks that ends on the last Sunday in May, effective February 20, 2003. Accordingly, compensation information consists of the fiscal years ended May 29, 2005, and May 30, 2004, the seven-month period ended May 25, 2003, as well as the fiscal year ended October 27, 2002.

(2)	Includes amounts deferred under the Company’s 401(k) plan.

(3)	Includes bonuses earned in the indicated year and paid in the subsequent year. Excludes bonuses paid in the indicated year but earned in the preceding year.

(4)	Landec Ag, Inc. is a subsidiary of the Company.

(5)	In September 2001, Mr. Steele agreed to cancel an option to purchase 200,000 shares of the Company’s Common Stock in exchange for $60,000, the value of which was determined by an independent appraisal, and paid by the Company in April 2002.

(6)	Consists of options to purchase 50,000 shares of the Company’s Common Stock and options to purchase 100,000 shares of Apio, Inc. common stock.

(7)	Consists of disability insurance premiums paid by the Company for the benefit of Mr. Steele.
STOCK OPTION GRANTS IN FISCAL YEAR ENDED MAY 29, 2005
      The following table sets forth information for the Named Executive Officers with respect to grants of options to purchase Common Stock of the Company made in the fiscal year ended May 29, 2005.

	Individual Grants
						Grant Date
	Number of		% of Total			Value
	Securities		Options/SARs
	Underlying		Granted to	Exercise or		Grant Date
	Options/SARs		Employees in	Base Price	Expiration	Present Value
Name	Granted(1)		Fiscal Year*	($/Sh)	Date	($)(2)

Gary T. Steele	100,000	(3)	20.6%	$6.13	05/19/2015	330,550
	100,000	(4)	20.6%	$6.65	07/29/2014	353,500
David D. Taft, Ph.D.	10,000	(3)	2.1%	$6.13	05/19/2015	49,623
Gregory S. Skinner	35,000	(4)	7.2%	$7.50	09/30/2014	136,000
	10,000	(3)	2.1%	$6.13	05/19/2015	33,055
Thomas F. Crowley	10,000	(3)	2.1%	$6.13	05/19/2005	33,055
Steven P. Bitler, Ph.D.	0		0	n/a	n/a	0

*	Total number of shares subject to options granted by the Company to employees for the fiscal year ended May 29, 2005 was 485,000 shares.

(1)	No stock appreciation rights were granted during the fiscal year ended May 29, 2005.

(2)	The Company uses a Black-Scholes model of option valuation to determine grant date present value. The Company does not advocate or necessarily agree that the Black-Scholes model can properly determine the value of an option. Calculations for the Named Executive Officers are based on a 4.38 year expected option life, which reflects the Company’s experience that its options, on average, are exercised within 4.38 years of grant. Other assumptions used for the valuations are: interest rate (risk-free rate of return) of 3.7%; annual dividend yield of 0%; and volatility of 0.57. Actual gains, if any, on stock option exercises and Common Stock holdings are dependent upon a number of factors, including the future performance of the Common Stock, overall market conditions and the timing of option exercises, if any.

(3)	Granted pursuant to the 1996 Stock Option Plan. The shares subject to the option have an exercise price equal to the fair market value of the Company’s Common Stock on the date of grant and vest 1/12 monthly commencing 30 days from the date of the grant, becoming fully vested on the first anniversary of the date of the grant.

(4)	Granted pursuant to the 1996 Stock Option Plan. The shares subject to the option have an exercise price equal to the fair market value of the Company’s Common Stock on the date of grant. On the date of grant, the shares vested 1/48 monthly commencing 30 days from the date of grant, becoming fully vested on the fourth anniversary of the date of grant. On April 15, 2005, the Company fully accelerated the vesting of these options.

AGGREGATED OPTION EXERCISES IN FISCAL YEAR 2005
AND FISCAL YEAR END OPTION VALUES
      The following table sets forth information with respect to options exercised by the Named Executive Officers during the fiscal year ended May 29, 2005, and with respect to unexercised options to purchase shares of Common Stock held by such officers as of May 29, 2005.

			Number of Securities	Value of Unexercised
			Underlying Unexercised	In-The-Money Options
	Shares		Options at Fiscal Year-	at Fiscal Year-End
	Acquired	Value	End (Exercisable/	(Exercisable/
Name	On Exercise	Realized	Unexercisable)(1)	Unexercisable)(2)

Gary T. Steele	17,391	$91,129	892,906/121,876	$1,410,860/$71,972
David D. Taft, Ph.D.	0	$0	283,913/10,000	$472,274/$0
Thomas F. Crowley	0	$0	70,104/24,896	$143,719/$53,311
Gregory S. Skinner	0	$0	250,181/39,819	$225,321/$92,509
Steven P. Bitler, Ph.D.	17,391	$106,085	46,062/5,938	$74,382/$25,058

(1)	No stock appreciation rights (SARs) were outstanding as of May 29, 2005.

(2)	Based on the closing price of the Company’s Common Stock as reported on the NASDAQ National Market System on May 27, 2005 of $6.11 per share minus the exercise price of the in-the-money options.
EQUITY COMPENSATION PLAN INFORMATION
      The following table provides information as of May 29, 2005 about the shares of Common Stock that may be issued upon the exercise of options, warrants or rights under all of the Company’s equity compensation plans, including the 1996 Stock Option Plan, the 1996 Non-Executive Stock Option Plan, the New Executive Stock Option Plan, the 1995 Directors’ Stock Option Plan, the 1988 Stock Option Plan and the 1995 Employee Stock Purchase Plan (ESPP).

			Number of Securities Remaining
	Number of Securities to be		Available for Future Issuance
	Issued Upon Exercise of	Weighted-Average Exercise	Under Equity Compensation
	Outstanding Options,	Price of Outstanding Options,	Plans (Excluding Securities
Plan Category	Warrants and Rights	Warrants and Rights	Reflected in Column (a))

	(a)	(b)	(c)

Equity Compensation Plans Approved by Shareholders	2,431,910	$4.63	450,095	(1)
Equity Compensation Plans Not Approved by Shareholders	1,690,586	$5.72	652,596	(2)

TOTAL:	4,122,496		1,102,691

(1)	Represents shares remaining for issuance pursuant to the 1988 Stock Option Plan, the 1996 Stock Option Plan, the 1995 Directors’ Stock Option Plan and the ESPP. Other than the ESPP, all such plans will terminate, and no future awards may be made pursuant to such plans, if the shareholders approve the 2005 Stock Incentive Plan at the Annual Meeting. The ESPP includes a feature pursuant to which the number of shares available increases automatically on the first day of each fiscal year by the lower of 225,000 shares or 1.5% of the outstanding shares on that date, or a lower number determined by the Board of Directors.

(2)	Represents shares remaining for issuance pursuant to options that may be granted under the 1996 Non-Executive Stock Option Plan and the New Executive Stock Option Plan, both of which will terminate, and no future awards may be made pursuant to such plans, if the shareholders approve the 2005 Stock Incentive Plan at the Annual Meeting.

The 1996 Non-Executive Stock Option Plan
      The 1996 Non-Executive Stock Option Plan authorizes the grant of non-qualified stock options to employees, including officers, and outside consultants of the Company. The plan has not been approved by the Company’s shareholders. The exercise price of the options will be equal to the fair market value of the Company’s Common Stock on the date the options are granted. As amended in 1999, 1,500,000 shares are authorized to be issued under this plan. Options generally are exercisable upon vesting and generally vest ratably over four years. The 1996 Non-Executive Stock Option Plan will terminate, and no future awards may be made pursuant to such plan, if the shareholders approve the 2005 Stock Incentive Plan at the Annual Meeting.
The New Executive Stock Option Plan
      The New Executive Stock Option Plan authorizes the grant of non-statutory stock options to officers of the Company or officers of Apio or Landec Ag whose employment with each of those companies began after October 24, 2000. The plan has not been approved by the Company’s shareholders. The exercise price of the non-statutory stock options may be no less than 100% and 85%, for named executives and non-named executives, respectively, of the fair market value of the Company’s Common Stock on the date the options are granted. Options generally are exercisable upon vesting and generally vest ratably over four years. 210,000 shares are authorized to be issued under this plan. The New Executive Stock Option Plan will terminate, and no future awards may be made pursuant to such plan, if the shareholders approve the 2005 Stock Incentive Plan at the Annual Meeting.
Non-Plan Option Grant
      In November 1999, the Company’s Board of Directors granted to the CEO of Apio a non-statutory stock option to purchase 790,000 shares of the Company’s Common Stock in connection with the acquisition of Apio. This grant was not approved by the Company’s shareholders. The exercise price of the grant was the fair market value of the Company’s Common Stock on the date of grant. The option vested over two years.
AUDIT COMMITTEE REPORT
      The information contained in this report shall not be deemed to be “soliciting material” or “filed” with the SEC or subject to the liabilities of Section 18 of the Exchange Act, except to the extent that the Company specifically incorporates it by reference into a document filed under the Securities Act or the Exchange Act.
Composition
      The Audit Committee of the Board of Directors consists of the three directors whose signatures appear below and operates under a written charter adopted by the Board of Directors. Each member of the Audit Committee meets the independence and financial experience requirements of the NASD and the SEC currently in effect. In addition, the Board of Directors has determined that each of Mr. Halprin and Mr. Bristow is an “audit committee financial expert” within the meaning of the rules of the SEC.
Responsibilities
      The responsibilities of the Audit Committee include appointing an independent registered public accounting firm. The independent registered public accounting firm is responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with generally accepted auditing standards and for issuing a report thereon. Management is responsible for the Company’s internal controls and financial reporting process. The Audit Committee’s responsibility is to oversee these processes and the Company’s internal controls. The Audit Committee members are not acting as professional accountants or auditors, and their functions are not to duplicate or to certify the activities of management and the independent registered public accounting firm, nor can the Audit Committee certify that the independent registered public accounting firm is “independent” under applicable rules.

Review with Management and Independent Auditors
      The Audit Committee held six meetings during fiscal year 2005. The Audit Committee met and held discussions with management and representatives of the Company’s independent registered public accounting firm, Ernst & Young LLP. Management represented to the Audit Committee that the Company’s consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Audit Committee has reviewed and discussed the consolidated financial statements for the fiscal year ended May 29, 2005 with management and the independent registered public accounting firm. The Audit Committee met with the Company’s independent registered public accounting firm, with and without management present, to discuss the overall scope and plans for their audit, the results of their examination, their evaluation of the Company’s internal controls, and the overall quality of the Company’s financial reporting. The Audit Committee discussed with the independent registered public accounting firm matters required to be discussed by Statement on Auditing Standards 61, Communication with Audit Committees, including the judgment of the independent registered public accounting firm as to the quality of the Company’s accounting principles.
      In addition, the Company’s independent registered public accounting firm provided to the Audit Committee the written disclosures and the letter required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees and the Audit Committee discussed with the independent registered public accounting firm its independence from management and the Company.
Charter
      The Board has adopted a written charter for the Audit Committee which operated under that charter during fiscal year 2005. The charter is reviewed annually for changes, as appropriate.
Summary
      Based upon the Audit Committee’s discussions with management and the independent registered public accounting firm and the Audit Committee’s review of the representations of management, and the report of the independent registered public accounting firm to the Audit Committee, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the year ended May 29, 2005, as filed with the SEC.
      This report is submitted by the Audit Committee.

Stephen E. Halprin (Chairman)
Duke Bristow
Kenneth E. Jones

PERFORMANCE GRAPH
      The following graph summarizes cumulative total shareholder return data (assuming reinvestment of dividends) for fiscal years 2005 and 2004, the seven-month period ended May 25, 2003, and the three preceding fiscal years of the Company. The graph assumes that $100 was invested on October 31, 1999 in each of the Common Stock of the Company, the Standard & Poor’s 500 Stock Index and the NASDAQ Industrial Index. The stock price performance on the following graph is not necessarily indicative of future stock price performance.
      The information contained in this graph shall not be deemed to be “soliciting material” or “filed” with the SEC or subject to the liabilities of Section 18 of the Exchange Act, except to the extent that the Company specifically incorporates it by reference into a document filed under the Securities Act or the Exchange Act.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
      Pursuant to the terms of farmer agreements entered into between Apio, Inc. (“Apio”) and the Nick Tompkins Ranch, Security Farms and Keystone Farms (the “Tompkins Farms”), Apio provides cooling and distributing services for produce planted and grown by the Tompkins Farms, and Apio purchases produce from these farms. The terms of the agreements are substantially the same as the terms offered by Apio to other growers. During fiscal year 2005, Apio paid the Tompkins Farms $285,377 for produce. Mr. Tompkins wholly-owns the Nick Tompkins Ranch and has a greater than ten percent (10%) ownership interest in each of Security Farms and Keystone Farms.
      On July 3, 2003, Apio entered into a Purchase Agreement (the “Purchase Agreement”) with Apio Fresh, LLC, a California limited liability company (“Apio Fresh”) and the Growers (as defined below) to sell its domestic commodity vegetable business to Apio Fresh. Apio Fresh is owned and operated by a group of persons and entities (the “Growers”) that supply produce to Apio, including Mr. Tompkins, who owns 12.5% of Apio Fresh. Under the terms of the Purchase Agreement, Apio Fresh purchased equipment associated with the domestic commodity vegetable business for approximately $160,000, and a portion of Apio’s existing carton inventory for approximately $250,000. In connection with the Purchase Agreement, Apio, Apio Fresh and the Growers entered into a supply agreement pursuant to which Apio Fresh and the Growers have agreed to supply produce to Apio for its value-added business and pay a per carton royalty for use of Apio’s brand names. During fiscal year 2005, the Company recognized revenues derived from services provided to Apio Fresh for cooling and storing produce of $3.7 million, revenues of $238,000 from the sale of products to Apio Fresh and royalty revenues of $233,000 from the use by Apio Fresh of Apio’s trademarks.
      During fiscal year 2005, Apio leased for approximately $1.0 million land that is either owned, controlled or leased by Nicholas Tompkins, and subleased that land to growers who deliver produce to Apio. The terms of the leases are substantially the same as the terms offered by Apio to other growers.
      During fiscal year 2005, Stacia Skinner, wife of Mr. Greg Skinner, the Company’s Chief Financial Officer, was employed at the Company and received approximately $113,464 in compensation.
EMPLOYMENT CONTRACTS AND TERMINATION OF EMPLOYMENT AND
CHANGE-IN-CONTROL ARRANGEMENTS
      The Company entered into an executive employment agreement with Mr. Gary Steele as of April 5, 2003, setting forth the terms of his employment. The executive employment agreement expires on December 31, 2005 unless renewed or extended by both parties, and provides that Mr. Steele shall be paid an annual base salary of $330,000 plus an annual incentive award based upon the attainment of pre-determined, mutually established goals. Upon Mr. Steele’s death or disability, the Company shall pay Mr. Steele or his estate his salary and pro rata portion of his annual incentive award through the date of termination. The agreement further provides a one-year severance obligation by the Company and a one-year acceleration of Mr. Steele’s unvested stock options and restricted stock upon Mr. Steele’s termination without cause or termination for good reason (any relocation of Mr. Steele’s place of employment, reduction in salary, or material reduction of his duties or authority). In addition, the agreement provides that if Mr. Steele is terminated without cause or terminates employment for good reason within two (2) years following a “change of control,” all of Mr. Steele’s unvested stock options and shares of restricted stock shall immediately vest and become exercisable.
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
      Section 16(a) of the Exchange Act requires the Company’s directors and executive officers, and persons who own more than ten percent of a registered class of the Company’s equity securities to file with the SEC initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, directors and holders of more than ten percent of the Company’s Common Stock are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

      To the Company’s knowledge, based solely upon review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended May 29, 2005 all Section 16(a) filing requirements applicable to the Company’s officers, directors and holders of more than ten percent of the Company’s Common Stock were satisfied.
OTHER MATTERS
      The Board of Directors knows of no other matters to be submitted to the meeting. If any other matters properly come before the meeting, then the persons named in the enclosed form of proxy will vote the shares they represent in such manner as the Board may recommend.
      It is important that the proxies be returned promptly and that your shares be represented. Shareholders are urged to mark, date, execute and promptly return the accompanying proxy card in the enclosed envelope or vote their shares by telephone or via the Internet.

BY ORDER OF THE BOARD OF DIRECTORS

GEOFFREY P. LEONARD
SECRETARY
Menlo Park, California
September 12, 2005

Appendix A
LANDEC CORPORATION
2005 STOCK INCENTIVE PLAN
      Section 1.     INTRODUCTION.
      The Company’s Board of Directors hereby adopts the Landec Corporation 2005 Stock Incentive Plan effective as of July 29, 2005. The Plan shall become effective upon its approval by Company shareholders (the “Effective Date”). The Plan shall supercede the Existing Equity Plans effective as of the Effective Date such that no further awards shall be made under the Existing Equity Plans on or after such date. However, this Plan shall not, in any way, affect awards under the Existing Equity Plans that are outstanding as of the Effective Date. If the Company’s shareholders do not approve this Plan, no Awards will be made under this Plan and the Existing Equity Plans will continue in effect in accordance with their terms.
      The purpose of the Plan is to promote the long-term success of the Company and the creation of shareholder value by offering Key Service Providers an opportunity to share in such long-term success by acquiring a proprietary interest in the Company.
      The Plan seeks to achieve this purpose by providing for discretionary long-term incentive Awards in the form of Options (which may constitute Incentive Stock Options or Nonstatutory Stock Options), Stock Appreciation Rights, Stock Grants and Stock Units.
      The Plan shall be governed by, and construed in accordance with, the laws of the State of California (except its choice-of-law provisions). Capitalized terms shall have the meaning provided in Section 2 unless otherwise provided in this Plan or any related Stock Option Agreement, SAR Agreement, Stock Grant Agreement or Stock Unit Agreement.
      Section 2.     DEFINITIONS.
      (a) “Affiliate” means any entity other than a Subsidiary, if the Company and/or one or more Subsidiaries own not less than 50% of such entity.
      (b) “Award” means any award of an Option, SAR, Stock Grant or Stock Unit under the Plan.
      (c) “Board” means the Board of Directors of the Company, as constituted from time to time.
      (d) “Cashless Exercise” means, to the extent that a Stock Option Agreement so provides and as permitted by applicable law, a program approved by the Committee in which payment may be made all or in part by delivery (on a form prescribed by the Committee) of an irrevocable direction to a securities broker to sell Shares and to deliver all or part of the sale proceeds to the Company in payment of the aggregate Exercise Price and any applicable tax withholding obligations relating to the Option.
      (e) “Cause” means, except as may otherwise be provided in a Participant’s employment agreement or Award agreement, (i) Participant’s willful failure substantially to perform his or her duties and responsibilities to the Company or deliberate violation of a Company policy; (ii) Participant’s commission of any act of fraud, embezzlement, dishonesty or any other willful misconduct that has caused or is reasonably expected to result in material injury to the Company; (iii) unauthorized use or disclosure by Participant of any proprietary information or trade secrets of the Company or any other party to whom the Participant owes an obligation of nondisclosure as a result of his or her relationship with the Company; or (iv) Participant’s willful breach of any of his or her obligations under any written agreement or covenant with the Company. The determination as to whether a Participant is being terminated for Cause shall be made in good faith by the Committee and shall be conclusive and binding on the Participant. The foregoing definition does not in any way limit the Company’s ability to terminate a Participant’s Service at any time as provided in Section 12(a), and the term “Company” will be interpreted to include any Subsidiary, Parent, Affiliate, or any successor thereto, if appropriate.

      (f) “Change In Control” except as may otherwise be provided in a Participant’s employment agreement or Award agreement, means the occurrence of any of the following:

(i) The consummation of a merger or consolidation of the Company with or into another entity or any other corporate reorganization if more than 50% of the combined voting power of the continuing or surviving entity’s securities outstanding immediately after such transaction is owned by persons who were not shareholders of the Company immediately prior to such transaction;

(ii) The sale, transfer or other disposition of all or substantially all of the Company’s assets;

(iii) The direct or indirect sale or exchange in a single transaction or series of related transactions by the shareholders of the Company of more than 50% of the voting stock of the Company to an unrelated person or entity if more than 50% of the combined voting power of the surviving entity’s securities outstanding immediately after such transaction is owned by persons who were not shareholders of the Company immediately prior to such transaction; or

(iv) A complete liquidation or dissolution of the Company.

A transaction shall not constitute a Change in Control if its sole purpose is to change the state of the Company’s incorporation or to create a holding company that will be owned in substantially the same proportions by the persons who held the Company’s securities immediately before such transactions.
      (g) “Code” means the Internal Revenue Code of 1986, as amended, and the regulations and interpretations promulgated thereunder.
      (h) “Committee” means a committee described in Section 3.
      (i) “Common Stock” means the Company’s common stock.
      (j) “Company” means Landec Corporation, a California corporation.
      (k) “Consultant” means an individual who provides bona fide services to the Company, a Parent, a Subsidiary or an Affiliate, other than as an Employee or Director or Non-Employee Director.
      (l) “Covered Employees” means those persons who are subject to the limitations of Code Section 162(m).
      (m) “Director” means a member of the Board who is also an Employee.
      (n) “Disability” means that the Participant is classified as disabled under a long-term disability policy of the Company or, if no such policy applies, the Participant is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than 12 months.
      (o) “Employee” means any individual who is a common-law employee of the Company, a Parent, a Subsidiary or an Affiliate.
      (p) “Exchange Act” means the Securities Exchange Act of 1934, as amended.
      (q) “Exercise Price” means, in the case of an Option, the amount for which a Share may be purchased upon exercise of such Option, as specified in the applicable Stock Option Agreement. “Exercise Price,” in the case of a SAR, means an amount, as specified in the applicable SAR Agreement, which is subtracted from the Fair Market Value in determining the amount payable upon exercise of such SAR.
      (r) “Existing Equity Plans” means the Company’s 1996 Stock Option Plan, 1996 Non-Executive Stock Option Plan, New Executive Stock Option Plan, and 1995 Directors’ Stock Option Plan.

      (s) “Fair Market Value” means the market price of a Share as determined in good faith by the Committee. Such determination shall be conclusive and binding on all persons. The Fair Market Value shall be determined by the following:

(i) If the Shares are admitted to trading on any established national stock exchange or market system, including without limitation the NASDAQ National Market System, on the date in question, then the Fair Market Value shall be equal to the closing sales price for such Shares as quoted on such national exchange or system on such date; or

(ii) if the Shares are admitted to quotation on NASDAQ or are regularly quoted by a recognized securities dealer but selling prices are not reported on the date in question, then the Fair Market Value shall be equal to the mean between the bid and asked prices of the Shares reported for such date.

In each case, the applicable price shall be the price reported in The Wall Street Journal or such other source as the Committee deems reliable; provided, however, that if there is no such reported price for the Shares for the date in question, then the Fair Market Value shall be equal to the price reported on the last preceding date for which such price exists. If neither (i) or (ii) are applicable, then the Fair Market Value shall be determined by the Committee in good faith on such basis as it deems appropriate.
      (t) “Fiscal Year” means the Company’s fiscal year.
      (u) “Grant” means any grant of an Award under the Plan.
      (v) “Incentive Stock Option” or “ISO” means an incentive stock option described in Code Section 422.
      (w) “Key Service Provider” means an Employee, Director, Non-Employee Director or Consultant who has been selected by the Committee to receive an Award under the Plan.
      (x) “Non-Employee Director” means a member of the Board who is not an Employee.
      (y) “Nonstatutory Stock Option” or “NSO” means a stock option that is not an ISO.
      (z) “Option” means an ISO or NSO granted under the Plan entitling the Optionee to purchase Shares.
      (aa) “Optionee” means an individual, estate or other entity that holds an Option.
      (bb) “Parent” means any corporation (other than the Company) in an unbroken chain of corporations ending with the Company, if each of the corporations other than the Company owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain. A corporation that attains the status of a Parent on a date after the adoption of the Plan shall be considered a Parent commencing as of such date.
      (cc) “Participant” means an individual or estate or other entity that holds an Award.
      (dd) “Performance Goals” means one or more objective measurable performance factors as determined by the Committee with respect to each Performance Period based upon one or more factors, including, but not limited to: (i) operating income; (ii) earnings before interest, taxes, depreciation and amortization (“EBITDA”); (iii) earnings; (iv) cash flow; (v) market share; (vi) sales or revenue; (vii) expenses; (viii) cost of goods sold; (ix) profit/loss or profit margin; (x) working capital; (xi) return on equity or assets; (xii) earnings per share; (xiii) economic value added (“EVA”); (xiv) price/earnings ratio; (xv) debt or debt-to-equity; (xvi) accounts receivable; (xvii) writeoffs; (xviii) cash; (xix) assets; (xx) liquidity; (xxi) operations; (xxii) intellectual property (e.g., patents); (xxiii) product development; (xxiv) regulatory activity; (xxv) manufacturing, production or inventory; (xxvi) mergers and acquisitions or divestitures; and/or (xxvii) financings, each with respect to the Company and/or one or more of its Parent, Subsidiaries, Affiliates or operating units. Awards issued to persons who are not Covered Employees may take into account other factors.
      (ee) “Performance Period” means any period not exceeding 36 months as determined by the Committee, in its sole discretion. The Committee may establish different Performance Periods for different Participants, and the Committee may establish concurrent or overlapping Performance Periods.

      (ff) “Plan” means this Landec Corporation 2005 Stock Incentive Plan as it may be amended from time to time.
      (gg) “Re-Price” means that the Company has lowered or reduced the Exercise Price of outstanding Options and/or outstanding SARs for any Participant(s) in a manner described by Item 402(i)(1) of SEC Regulation S-K (or its successor provision).
      (hh) “SAR Agreement” means the agreement described in Section 7 evidencing each Award of a Stock Appreciation Right.
      (ii) “SEC” means the Securities and Exchange Commission.
      (jj) “Section 16 Persons” means those officers, directors or other persons who are subject to Section 16 of the Exchange Act.
      (kk) “Securities Act” means the Securities Act of 1933, as amended.
      (ll) “Service” means service as an Employee, Director, Non-Employee Director or Consultant. A Participant’s Service does not terminate if he or she is an Employee and goes on a bona fide leave of absence that was approved by the Company in writing and the terms of the leave provide for continued service crediting, or when continued service crediting is required by applicable law. However, for purposes of determining whether an Option is entitled to continuing ISO status, an Employee’s Service will be treated as terminating 90 days after such Employee went on leave, unless such Employee’s right to return to active work is guaranteed by law or by a contract. Service terminates in any event when the approved leave ends, unless such Employee immediately returns to active work. The Committee determines which leaves count toward Service, and when Service terminates for all purposes under the Plan. Further, unless otherwise determined by the Committee, a Participant’s Service shall not be deemed to have terminated merely because of a change in the capacity in which the Participant provides service to the Company, a Parent, Subsidiary or Affiliate, or a transfer between entities (the Company or any Parent, Subsidiary, or Affiliate); provided that there is no interruption or other termination of Service.
      (mm) “Share” means one share of Common Stock.
      (nn) “Stock Appreciation Right” or “SAR” means a stock appreciation right awarded under the Plan.
      (oo) “Stock Grant” means Shares awarded under the Plan.
      (pp) “Stock Grant Agreement” means the agreement described in Section 8 evidencing each Award of a Stock Grant.
      (qq) “Stock Option Agreement” means the agreement described in Section 6 evidencing each Award of an Option.
      (rr) “Stock Unit” means a bookkeeping entry representing the equivalent of one Share, as awarded under the Plan.
      (ss) “Stock Unit Agreement” means the agreement described in Section 9 evidencing each Award of a Stock Unit.
      (tt) “Subsidiary” means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company, if each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain. A corporation that attains the status of a Subsidiary on a date after the adoption of the Plan shall be considered a Subsidiary commencing as of such date.
      (uu) “10-Percent Shareholder” means an individual who owns more than 10% of the total combined voting power of all classes of outstanding stock of the Company, its Parent or any of its Subsidiaries. In determining stock ownership, the attribution rules of Section 424(d) of the Code shall be applied.

      Section 3.     ADMINISTRATION.
      (a) Committee Composition. A Committee appointed by the Board shall administer the Plan. Unless the Board provides otherwise, the Company’s Compensation Committee shall be the Committee. If no Committee has been appointed, the entire Board shall constitute the Committee. Members of the Committee shall serve for such period of time as the Board may determine and shall be subject to removal by the Board at any time. The Board may also at any time terminate the functions of the Committee and reassume all powers and authority previously delegated to the Committee.
      The Committee shall have membership composition which enables (i) Awards to Section 16 Persons to qualify as exempt from liability under Section 16(b) of the Exchange Act and (ii) Awards to Covered Employees to qualify as performance-based compensation as provided under Code Section 162(m).
      The Board may also appoint one or more separate committees of the Board, each composed of two or more directors of the Company who need not qualify under Rule 16b-3 or Code Section 162(m), that may administer the Plan with respect to Key Service Providers who are not Section 16 Persons or Covered Employees, respectively, may grant Awards under the Plan to such Key Service Providers and may determine all terms of such Awards. Notwithstanding the foregoing, the Board shall constitute the Committee and shall administer the Plan with respect to all Awards granted to Non-Employee Directors.
      (b) Authority of the Committee. Subject to the provisions of the Plan, the Committee shall have full authority and sole discretion to take any actions it deems necessary or advisable for the administration of the Plan. Such actions shall include:

(i) selecting Key Service Providers who are to receive Awards under the Plan;

(ii) determining the type, number, vesting requirements and other features and conditions of such Awards and amending such Awards;

(iii) correcting any defect, supplying any omission, or reconciling any inconsistency in the Plan or any Award agreement;

(iv) accelerating the vesting, or extending the post-termination exercise term, of Awards at any time and under such terms and conditions as it deems appropriate;

(v) interpreting the Plan;

(vi) making all other decisions relating to the operation of the Plan; and

(vii) adopting such plans or subplans as may be deemed necessary or appropriate to provide for the participation by employees of the Company and its Subsidiaries and Affiliates who reside outside the U.S., which plans and/or subplans shall be attached hereto as Appendices.
      The Committee may adopt such rules or guidelines as it deems appropriate to implement the Plan. The Committee’s determinations under the Plan shall be final and binding on all persons.
      (c) Indemnification. To the maximum extent permitted by applicable law, each member of the Committee, or of the Board, shall be indemnified and held harmless by the Company against and from (i) any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under the Plan or any Award agreement, and (ii) from any and all amounts paid by him or her in settlement thereof, with the Company’s approval, or paid by him or her in satisfaction of any judgment in any such claim, action, suit, or proceeding against him or her, provided he or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company’s Articles of Incorporation or Bylaws, by contract, as a matter of law, or otherwise, or under any power that the Company may have to indemnify them or hold them harmless.

      Section 4.     GENERAL.
      (a) General Eligibility. Only Employees, Directors, Non-Employee Directors and Consultants shall be eligible to participate in the Plan.
      (b) Incentive Stock Options. Only Key Service Providers who are Employees of the Company, a Parent or a Subsidiary shall be eligible for the grant of ISOs. In addition, a Key Service Provider who is a 10-Percent Shareholder shall not be eligible for the grant of an ISO unless the requirements set forth in Section 422(c)(5) of the Code are satisfied.
      (c) Restrictions on Shares. Any Shares issued pursuant to an Award shall be subject to such rights of repurchase, rights of first refusal and other transfer restrictions as the Committee may determine, in its sole discretion. Such restrictions shall apply in addition to any restrictions that may apply to holders of Shares generally and shall also comply to the extent necessary with applicable law. In no event shall the Company be required to issue fractional Shares under this Plan.
      (d) Beneficiaries. Unless stated otherwise in an Award agreement, a Participant may designate one or more beneficiaries with respect to an Award by timely filing the prescribed form with the Company. A beneficiary designation may be changed by filing the prescribed form with the Company at any time before the Participant’s death. If no beneficiary was designated or if no designated beneficiary survives the Participant, then after a Participant’s death any vested Award(s) shall be transferred or distributed to the Participant’s estate.
      (e) Performance Conditions. The Committee may, in its discretion, include performance conditions in an Award. If performance conditions are included in Awards to Covered Employees, then such Awards will be subject to the achievement of Performance Goals established by the Committee. Such Performance Goals shall be established and administered pursuant to the requirements of Code Section 162(m). Before any Shares underlying an Award or any Award payments are released to a Covered Employee with respect to a Performance Period, the Committee shall certify in writing that the Performance Goals for such Performance Period have been satisfied. Awards with performance conditions that are granted to Key Service Providers who are not Covered Employees need not comply with the requirements of Code Section 162(m).
      (f) No Rights as a Shareholder. A Participant, or a transferee of a Participant, shall have no rights as a shareholder with respect to any Common Stock covered by an Award until such person has satisfied all of the terms and conditions to receive such Common Stock, has satisfied any applicable withholding or tax obligations relating to the Award and the Shares have been issued (as evidenced by an appropriate entry on the books of the Company or a duly authorized transfer agent of the Company).
      (g) Termination of Service. Unless the applicable Award agreement or, with respect to Participants who reside in the U.S., the applicable employment agreement provides otherwise, the following rules shall govern the vesting, exercisability and term of outstanding Awards held by a Participant in the event of termination of such Participant’s Service (in all cases subject to the term of the Option and/or SAR as applicable): (i) upon termination of Service for any reason, all unvested portions of any outstanding Awards shall be immediately forfeited without consideration and the vested portions of any outstanding Stock Units shall be settled upon termination; (ii) if the Service of a Participant is terminated for Cause, then all unexercised Options and/or SARs, unvested portions of Stock Units and unvested portions of Stock Grants shall terminate and be forfeited immediately without consideration; (iii) if the Service of Participant is terminated for any reason other than for Cause, death, or Disability, then the vested portion of his or her then-outstanding Options and/or SARs may be exercised by such Participant or his or her personal representative within six months after the date of such termination; or (iv) if the Service of a Participant is terminated due to death or Disability, the vested portion of his or her then-outstanding Options and/or SARs may be exercised within six months after the date of termination of Service.

      Section 5.     SHARES SUBJECT TO PLAN AND SHARE LIMITS.
      (a) Basic Limitation. The stock issuable under the Plan shall be authorized but unissued Shares. The aggregate number of Shares reserved for Awards under the Plan shall not exceed 861,038 Shares, subject to adjustment pursuant to Section 10.
      (b) Additional Shares. If Awards are forfeited or are terminated for any reason before being exercised, then the Shares underlying such Awards shall again become available for Awards under the Plan. SARs to be settled in Shares shall be counted in full against the number of Shares available for issuance under the Plan, regardless of the number of Shares issued upon settlement of the SARs.
      (c) Dividend Equivalents. Any dividend equivalents distributed under the Plan shall not be applied against the number of Shares available for Awards.
      (d) Share Limits.

(i) Limits on Options. No Key Service Provider shall receive Options to purchase Shares during any Fiscal Year covering in excess of 500,000 Shares. The aggregate maximum number of Shares that may be issued in connection with ISOs shall be 861,038 Shares.

(ii) Limits on SARs. The aggregate maximum number of Shares that may be issued in connection with SARs shall be 861,038 Shares. No Key Service Provider shall receive Awards of SARs during any Fiscal Year covering in excess of 500,000 Shares.

(iii) Limits on Stock Grants and Stock Units. The aggregate maximum number of Shares that may be issued as Stock Grants or Stock Units shall in the aggregate be 861,038 Shares. No Key Service Provider shall receive Stock Grants or Stock Units during any Fiscal Year covering, in the aggregate, in excess of 250,000 Shares.

(iv) Limits on Awards to Non-Employee Directors. No Non-Employee Directors shall receive Awards during any Fiscal Year covering, in the aggregate, in excess of 30,000 Shares.
      Section 6.     TERMS AND CONDITIONS OF OPTIONS.
      (a) Stock Option Agreement. Each Grant of an Option under the Plan shall be evidenced and governed exclusively by a Stock Option Agreement between the Optionee and the Company. Such Option shall be subject to all applicable terms and conditions of the Plan and may be subject to any other terms and conditions that are not inconsistent with the Plan and that the Committee deems appropriate for inclusion in a Stock Option Agreement (including without limitation any performance conditions). The provisions of the various Stock Option Agreements entered into under the Plan need not be identical. The Stock Option Agreement shall also specify whether the Option is an ISO or an NSO.
      (b) Number of Shares. Each Stock Option Agreement shall specify the number of Shares that are subject to the Option and shall be subject to adjustment of such number in accordance with Section 10.
      (c) Exercise Price. An Option’s Exercise Price shall be established by the Committee and set forth in a Stock Option Agreement. The Exercise Price of an Option shall not be less than 100% of the Fair Market Value (110% for ISO grants to 10-Percent Shareholders) on the date of Grant.
      (d) Exercisability and Term. Each Stock Option Agreement shall specify the date when all or any installment of the Option is to become exercisable. The Stock Option Agreement shall also specify the term of the Option; provided that the term of an Option shall in no event exceed seven years from the date of Grant. A Stock Option Agreement may provide for accelerated vesting in the event of the Participant’s death, Disability, or other events. Notwithstanding any other provision of the Plan, no Option can be exercised after the expiration date provided in the applicable Stock Option Agreement.

      (e) Payment for Option Shares. The Exercise Price of Shares issued upon exercise of Options shall be payable in cash at the time when such Shares are purchased, except as follows and if so provided for in an applicable Stock Option Agreement:

(i) Surrender of Stock. Payment for all or any part of the Exercise Price may be made with Shares which have already been owned by the Optionee; provided that the Committee may, in its sole discretion, require that Shares tendered for payment be previously held by the Optionee for a minimum duration (e.g., to avoid financial accounting charges to the Company’s earnings). Such Shares shall be valued at their Fair Market Value.

(ii) Cashless Exercise. Payment for all or a part of the Exercise Price may be made through Cashless Exercise.

(iii) Other Forms of Payment. Payment may be made in any other form that is consistent with applicable laws, regulations and rules and approved by the Committee.
      In the case of an ISO granted under the Plan, payment shall be made only pursuant to the express provisions of the applicable Stock Option Agreement. The Stock Option Agreement may specify that payment may be made in any form(s) described in this Section 6(e). In the case of an NSO granted under the Plan, the Committee may, in its discretion at any time, accept payment in any form(s) described in this Section 6(e).
      (f) Modifications or Assumption of Options. Within the limitations of the Plan, the Committee may modify, extend or assume outstanding options or may accept the cancellation of outstanding options (whether granted by the Company or by another issuer) in return for the grant of new Options for the same or a different number of Shares and at the same or a different Exercise Price. Notwithstanding the preceding sentence or anything to the contrary, no modification of an Option shall, without the consent of the Optionee, impair his or her rights or obligations under such Option and, unless there is approval by the Company shareholders, the Committee may not Re-Price outstanding Options.
      (g) Assignment or Transfer of Options. Except as otherwise provided in the applicable Stock Option Agreement and then only to the extent permitted by applicable law, no Option shall be transferable by the Optionee other than by will or by the laws of descent and distribution. Except as otherwise provided in the applicable Stock Option Agreement, an Option may be exercised during the lifetime of the Optionee only or by the guardian or legal representative of the Optionee. No Option or interest therein may be assigned, pledged or hypothecated by the Optionee during his or her lifetime, whether by operation of law or otherwise, or be made subject to execution, attachment or similar process.
      Section 7.     TERMS AND CONDITIONS OF STOCK APPRECIATION RIGHTS.
      (a) SAR Agreement. Each Award of a SAR under the Plan shall be evidenced by a SAR Agreement between the Participant and the Company. Such SAR shall be subject to all applicable terms of the Plan and may be subject to any other terms that are not inconsistent with the Plan (including without limitation any performance conditions). A SAR Agreement may provide for a maximum limit on the amount of any payout notwithstanding the Fair Market Value on the date of exercise of the SAR. The provisions of the various SAR Agreements entered into under the Plan need not be identical. SARs may be granted in consideration of a reduction in the Participant’s compensation.
      (b) Number of Shares. Each SAR Agreement shall specify the number of Shares to which the SAR pertains and is subject to adjustment of such number in accordance with Section 10.
      (c) Exercise Price. Each SAR Agreement shall specify the Exercise Price. A SAR Agreement may specify an Exercise Price that varies in accordance with a predetermined formula while the SAR is outstanding. The Exercise Price of a SAR shall not be less than 100% of the Fair Market Value on the date of Grant.
      (d) Exercisability and Term. Each SAR Agreement shall specify the date when all or any installment of the SAR is to become exercisable. The SAR Agreement shall also specify the term of the SAR which shall not exceed seven years from the date of Grant. A SAR Agreement may provide for accelerated exercisability in the event of the Participant’s death, Disability, or other events and may provide for expiration prior to the end of its term in the event of the termination of the Participant’s Service. SARs may be awarded in combination with Options or Stock Grants, and such an Award shall provide that the SARs will not be exercisable unless the related Options or Stock Grants are forfeited. A SAR may be included in an ISO only at the time of Grant but may be included in an NSO at the time of Grant or at any subsequent time, but not later than six months before the expiration of such NSO.
      (e) Exercise of SARs. If, on the date when a SAR expires, the Exercise Price under such SAR is less than the Fair Market Value on such date but any portion of such SAR has not been exercised or surrendered, then such SAR shall automatically be deemed to be exercised as of such date with respect to such portion. Upon exercise of a SAR, the Participant (or any person having the right to exercise the SAR after Participant’s death) shall receive from the Company (i) Shares, (ii) cash or (iii) any combination of Shares and cash, as the Committee shall determine at the time of grant of the SAR, in its sole discretion. The amount of cash and/or the Fair Market Value of Shares received upon exercise of SARs shall, in the aggregate, be equal to the amount by which the Fair Market Value (on the date of surrender) of the Shares subject to the SARs exceeds the Exercise Price of the Shares.
      (f) Modification or Assumption of SARs. Within the limitations of the Plan, the Committee may modify, extend or assume outstanding SARs or may accept the cancellation of outstanding SARs (including stock appreciation rights granted by another issuer) in return for the grant of new SARs for the same or a different number of Shares and at the same or a different Exercise Price. Notwithstanding the preceding sentence or anything to the contrary, no modification of a SAR shall, without the consent of the Participant, impair his or her rights or obligations under such SAR and, unless there is approval by the Company shareholders, the Committee may not Re-Price outstanding SARs.
      (g) Assignment or Transfer of SARs. Except as otherwise provided in the applicable SAR Agreement and then only to the extent permitted by applicable law, no SAR shall be transferable by the Participant other than by will or by the laws of descent and distribution. Except as otherwise provided in the applicable SAR Agreement, a SAR may be exercised during the lifetime of the Participant only or by the guardian or legal representative of the Participant. No SAR or interest therein may be assigned, pledged or hypothecated by the Participant during his or her lifetime, whether by operation of law or otherwise, or be made subject to execution, attachment or similar process.
      Section 8.     TERMS AND CONDITIONS FOR STOCK GRANTS.
      (a) Time, Amount and Form of Awards. Awards under this Section 8 may be granted in the form of a Stock Grant. A Stock Grant may also be awarded in combination with NSOs, and such an Award may provide that the Stock Grant will be forfeited in the event that the related NSOs are exercised.
      (b) Stock Grant Agreement. Each Stock Grant awarded under the Plan shall be evidenced and governed exclusively by a Stock Grant Agreement between the Participant and the Company. Each Stock Grant shall be subject to all applicable terms and conditions of the Plan and may be subject to any other terms and conditions that are not inconsistent with the Plan that the Committee deems appropriate for inclusion in the applicable Stock Grant Agreement (including without limitation any performance conditions). The provisions of the Stock Grant Agreements entered into under the Plan need not be identical.
      (c) Payment for Stock Grants. Stock Grants may be issued with or without cash consideration under the Plan.
      (d) Vesting Conditions. Each Stock Grant may or may not be subject to vesting. Vesting shall occur, in full or in installments, upon satisfaction of the conditions specified in the Stock Grant Agreement which may include Performance Goals pursuant to Section 4(e). A Stock Grant Agreement may provide for accelerated vesting in the event of the Participant’s death, Disability, or other events.
      (e) Assignment or Transfer of Stock Grants. Except as provided in the applicable Stock Grant Agreement and then only to the extent permitted by applicable law, a Stock Grant awarded under the Plan shall not be anticipated, assigned, attached, garnished, optioned, transferred or made subject to any creditor’s process, whether voluntarily, involuntarily or by operation of law. Any act in violation of this Section 8(e) shall be void. However, this Section 8(e) shall not preclude a Participant from designating a beneficiary who will receive any vested outstanding Stock Grant Awards in the event of the Participant’s death, nor shall it preclude a transfer of vested Stock Grant Awards by will or by the laws of descent and distribution.
      (f) Voting and Dividend Rights. The holder of a Stock Grant awarded under the Plan shall have the same voting, dividend and other rights as the Company’s other shareholders. A Stock Grant Agreement, however, may require that the holder of such Stock Grant invest any cash dividends received in additional Shares subject to the Stock Grant. Such additional Shares subject to the Stock Grant shall be subject to the same conditions and restrictions as the Stock Grant with respect to which the dividends were paid. Such additional Shares subject to the Stock Grant shall not reduce the number of Shares available for issuance under Section 5.
      (g) Modification or Assumption of Stock Grants. Within the limitations of the Plan, the Committee may modify or assume outstanding Stock Grants or may accept the cancellation of outstanding Stock Grants (including stock granted by another issuer) in return for the grant of new Stock Grants for the same or a different number of Shares. Notwithstanding the preceding sentence or anything to the contrary, no modification of a Stock Grant shall, without the consent of the Participant, impair his or her rights or obligations under such Stock Grant.
      Section 9.     TERMS AND CONDITIONS OF STOCK UNITS.
      (a) Stock Unit Agreement. Each grant of Stock Units under the Plan shall be evidenced by a Stock Unit Agreement between the Participant and the Company. Such Stock Units shall be subject to all applicable terms of the Plan and may be subject to any other terms that are not inconsistent with the Plan (including without limitation any performance conditions). The provisions of the various Stock Unit Agreements entered into under the Plan need not be identical. Stock Units may be granted in consideration of a reduction in the Participant’s other compensation.
      (b) Number of Shares. Each Stock Unit Agreement shall specify the number of Shares to which the Stock Unit Grant pertains and is subject to adjustment of such number in accordance with Section 10.
      (c) Payment for Awards. To the extent that an Award is granted in the form of Stock Units, no cash consideration shall be required of the Award recipients.
      (d) Vesting Conditions. Each Award of Stock Units may or may not be subject to vesting. Vesting shall occur, in full or in installments, upon satisfaction of the conditions specified in the Stock Unit Agreement which may include Performance Goals pursuant to Section 4(e). A Stock Unit Agreement may provide for accelerated vesting in the event of the Participant’s death, Disability, or other events.
      (e) Voting and Dividend Rights. The holders of Stock Units shall have no voting rights. Prior to settlement or forfeiture, any Stock Unit awarded under the Plan may, at the Committee’s discretion, carry with it a right to dividend equivalents. Such right entitles the holder to be credited with an amount equal to all cash dividends paid on one Share while the Stock Unit is outstanding. Dividend equivalents may be converted into additional Stock Units. Settlement of dividend equivalents may be made in the form of cash, in the form of Shares, or in a combination of both. Prior to distribution, any dividend equivalents which are not paid shall be subject to the same conditions and restrictions as the Stock Units to which they attach.
      (f) Form and Time of Settlement of Stock Units. Settlement of vested Stock Units may be made in the form of (a) cash, (b) Shares or (c) any combination of both, as determined by the Committee at the time of the grant of the Stock Units, in its sole discretion. Methods of converting Stock Units into cash may include (without limitation) a method based on the average Fair Market Value of Shares over a series of trading days. Vested Stock Units may be settled in a lump sum or in installments. The distribution may occur or commence when the vesting conditions applicable to the Stock Units have been satisfied or have lapsed, or it may be deferred, in accordance with applicable law, to any later date. The amount of a deferred distribution may be increased by an interest factor or by dividend equivalents. Until an Award of Stock Units is settled, the number of such Stock Units shall be subject to adjustment pursuant to Section 10.
      (g) Creditors’ Rights. A holder of Stock Units shall have no rights other than those of a general creditor of the Company. Stock Units represent an unfunded and unsecured obligation of the Company, subject to the terms and conditions of the applicable Stock Unit Agreement.
      (h) Modification or Assumption of Stock Units. Within the limitations of the Plan, the Committee may modify or assume outstanding Stock Units or may accept the cancellation of outstanding Stock Units (including stock units granted by another issuer) in return for the grant of new Stock Units for the same or a different number of Shares. Notwithstanding the preceding sentence or anything to the contrary, no modification of a Stock Unit shall, without the consent of the Participant, impair his or her rights or obligations under such Stock Unit.
      (i) Assignment or Transfer of Stock Units. Except as provided in the applicable Stock Unit Agreement and then only to the extent permitted by applicable law, Stock Units shall not be anticipated, assigned, attached, garnished, optioned, transferred or made subject to any creditor’s process, whether voluntarily, involuntarily or by operation of law. Any act in violation of this Section 9(i) shall be void. However, this Section 9(i) shall not preclude a Participant from designating a beneficiary who will receive any outstanding vested Stock Units in the event of the Participant’s death, nor shall it preclude a transfer of vested Stock Units by will or by the laws of descent and distribution.
      Section 10.     PROTECTION AGAINST DILUTION.
      (a) Adjustments. In the event of a subdivision of the outstanding Shares, a declaration of a dividend payable in Shares, a declaration of a dividend payable in a form other than Shares in an amount that has a material effect on the price of Shares, a combination or consolidation of the outstanding Shares (by reclassification or otherwise) into a lesser number of Shares, a recapitalization, a spin-off or a similar occurrence, the Committee shall make such adjustments as it, in its sole discretion, deems appropriate in one or more of:

(i) the number of Shares and the kind of shares or securities available for future Awards under Section 5;

(ii) the limits on Awards specified in Section 5;

(iii) the number of Shares and the kind of shares or securities covered by each outstanding Award; or

(iv) the Exercise Price under each outstanding SAR or Option.
      (b) Participant Rights. Except as provided in this Section 10, a Participant shall have no rights by reason of any issue by the Company of stock of any class or securities convertible into stock of any class, any subdivision or consolidation of shares of stock of any class, the payment of any stock dividend or any other increase or decrease in the number of shares of stock of any class. If by reason of an adjustment pursuant to this Section 10 a Participant’s Award covers additional or different shares of stock or securities, then such additional or different shares and the Award in respect thereof shall be subject to all of the terms, conditions and restrictions which were applicable to the Award and the Shares subject to the Award prior to such adjustment.
      (c) Fractional Shares. Any adjustment of Shares pursuant to this Section 10 shall be rounded down to the nearest whole number of Shares. Under no circumstances shall the Company be required to authorize or issue fractional shares and no consideration shall be provided as a result of any fractional shares not being issued or authorized.
      Section 11.     EFFECT OF A CHANGE IN CONTROL.
      (a) Change in Control. In the event that the Company is a party to a Change in Control, outstanding Awards shall be subject to the applicable agreement of merger or reorganization. Such agreement may provide, without limitation, for the assumption of outstanding Awards by the surviving corporation or its parent, for their continuation by the Company (if the Company is a surviving corporation), for accelerated vesting or for their cancellation with or without consideration, in all cases without the consent of the Participant.
      (b) Acceleration. In the event that a Change in Control occurs with respect to the Company and there is no assumption or continuation of outstanding Options, SARs or Stock Units pursuant to Section 11(a), the Committee may determine, in its sole discretion, that all such outstanding Options, SARs and Stock Units shall fully vest and be fully exercisable immediately prior to such Change in Control. The Committee may determine, at the time of granting an Award or thereafter, that such Award shall become fully vested as to all Shares subject to such Award in the event that a Change in Control occurs with respect to the Company.
      (c) Dissolution. To the extent not previously exercised or settled, Options, SARs and Stock Units shall terminate immediately prior to the dissolution or liquidation of the Company.
      Section 12.     LIMITATIONS ON RIGHTS.
      (a) Participant Rights. A Participant’s rights, if any, in respect of or in connection with any Award is derived solely from the discretionary decision of the Company to permit the individual to participate in the Plan and to benefit from a discretionary Award. By accepting an Award under the Plan, a Participant expressly acknowledges that there is no obligation on the part of the Company to continue the Plan and/or grant any additional Awards. Any Award granted hereunder is not intended to be compensation of a continuing or recurring nature, or part of a Participant’s normal or expected compensation, and in no way represents any portion of a Participant’s salary, compensation, or other remuneration for purposes of pension benefits, severance, redundancy, resignation or any other purpose.
      Neither the Plan nor any Award granted under the Plan shall be deemed to give any individual a right to remain an employee, consultant or director of the Company, a Parent, a Subsidiary or an Affiliate. The Company and its Parents and Subsidiaries and Affiliates reserve the right to terminate the Service of any person at any time, and for any reason, subject to applicable laws, the Company’s Articles of Incorporation and Bylaws and a written employment agreement (if any), and such terminated person shall be deemed irrevocably to have waived any claim to damages or specific performance for breach of contract or dismissal, compensation for loss of office, tort or otherwise with respect to the Plan or any outstanding Award that is forfeited and/or is terminated by its terms or to any future Award.
      (b) Shareholders’ Rights. A Participant shall have no dividend rights, voting rights or other rights as a shareholder with respect to any Shares covered by his or her Award prior to the issuance of such Shares (as evidenced by an appropriate entry on the books of the Company or a duly authorized transfer agent of the Company). No adjustment shall be made for cash dividends or other rights for which the record date is prior to the date when such Shares are issued, except as expressly provided in Section 10.
      (c) Regulatory Requirements. Any other provision of the Plan notwithstanding, the obligation of the Company to issue Shares or other securities under the Plan shall be subject to all applicable laws, rules and regulations and such approval by any regulatory body as may be required. The Company reserves the right to restrict, in whole or in part, the delivery of Shares or other securities pursuant to any Award prior to the satisfaction of all legal requirements relating to the issuance of such Shares or other securities, to their registration, qualification or listing or to an exemption from registration, qualification or listing.
      Section 13.     WITHHOLDING TAXES.
      (a) General. A Participant shall make arrangements satisfactory to the Company for the satisfaction of any withholding tax obligations that arise in connection with his or her Award. The Company shall not be required to issue any Shares or make any cash payment under the Plan until such obligations are satisfied.
      (b) Share Withholding. If a public market for the Company’s Shares exists, the Committee may permit a Participant to satisfy all or part of his or her withholding or income tax obligations by having the Company withhold all or a portion of any Shares that otherwise would be issued to him or her or by surrendering all or a portion of any Shares that he or she previously acquired. Such Shares shall be valued based on the value of the actual trade or, if there is none, the Fair Market Value as of the previous day. Any payment of taxes by assigning Shares to the Company may be subject to restrictions, including, but not limited to, any restrictions required by rules of the SEC. The Committee may, in its discretion, also permit a Participant to satisfy withholding or income tax obligations related to an Award through Cashless Exercise or through a sale of Shares underlying the Award.
      Section 14.     DURATION AND AMENDMENTS.
      (a) Term of the Plan. The Plan shall become effective upon its approval by Company shareholders. The Plan shall terminate on the seventh anniversary of the Effective Date and may be terminated on any earlier date pursuant to this Section 14.
      (b) Right to Amend or Terminate the Plan. The Board may amend or terminate the Plan at any time and for any reason. Any such termination of the Plan, or any amendment thereof, shall not impair any Award previously granted under the Plan. No Awards shall be granted under the Plan after the Plan’s termination. An amendment of the Plan shall be subject to the approval of the Company’s shareholders only to the extent such approval is required by applicable laws, regulations or rules.

2005 ANNUAL MEETING OF SHAREHOLDERS
          The undersigned shareholder of Landec Corporation, a California corporation, hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders and Proxy Statement, each dated September 12, 2005, and hereby appoints Gary T. Steele and Gregory S. Skinner, and each of them, with full power of substitution, as proxies and attorneys-in-fact, on behalf and in the name of the undersigned, to represent the undersigned at the Annual Meeting of Shareholders of Landec Corporation to be held on October 14, 2005, at 3:00 p.m. local time, at the Seaport Conference Center, 451 Seaport Blvd., Redwood City, California 94063, and at any adjournment or postponement thereof, and to vote all shares of Common Stock which the undersigned would be entitled to vote if then and there personally present, on the matters set forth on the reverse side. This Proxy will be voted as directed or, if no contrary direction is indicated, will be voted as follows: (1) FOR the election of four (4) directors of the Company, (2) FOR the approval of the Company’s 2005 Stock Incentive Plan and (3) FOR the ratification of the appointment of Ernst & Young LLP to serve as the Company’s independent registered public accounting firm for the fiscal year ending on May 28, 2006.
          This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder(s). The Board of Directors unanimously recommends a vote FOR all nominees for directors and proposals 2 and 3.
CONTINUED AND TO BE SIGNED ON REVERSE SIDE

3603 HAVEN AVENUE SUITE E MENLO PARK, CA 94026-1010	VOTE BY INTERNET – www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instruction to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE SHAREHOLDER COMMUNICATIONS
If you would like to reduce the costs incurred by Landec Corporation in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access shareholder communications electronically in future years.

VOTE BY PHONE – 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you can and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Landec Corporation, c/o ADP, 51 Mercedes Way, Edgewood, NY 11717.

PAGE 2 OF 2
TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: ☑ LANDC1 KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

LANDES CORPORATION
Vote on Directors 1. Election of Directors FOR all Nominees: 01) Duke Brislow 02) Robert Tobin 03) Nicholas Tompkins 04) Gary T. Steele
	For All ☐	Withhold All ☐	For All Except ☐	To withhold authority to vote for any individual nominee, mark “For All Except” and write the nominee’s name on the line below.

	For	Against	Abstain
Vote On Proposals
2. To approve the Company’s 2005 Stock Incentive Plan	☐	☐	☐
3. To ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending May 28, 2006	☐	☐	☐
and in their discretion, the proxies are authorized to vote on such other business as may properly come before the meeting or any adjournment thereof.
PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD USING THE ENCLOSED ENVELOPE. Please sign exactly as name appears hereon. Where shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee, or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Please indicate if you plan to attend this meeting
Signature (PLEASE SIGN WITHIN BOX) Date	Yes ☐	No ☐

	P19665		Signature (Joint Owners) Date